                                                                  Exhibit 10.13
================================================================================


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                    Between

                  UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.,
                                as the Borrower

                                      and

                        PNC BANK, NATIONAL ASSOCIATION,
                                  as the Bank

                          Dated as of January 30, 1998


================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                       Page
                                                                       ----
LIST OF EXHIBITS....................................................... iv

LIST OF SCHEDULES......................................................  v

ARTICLE 1.  DEFINITIONS................................................  1

       1.1  Defined Terms..............................................  1
       1.2  Other Definitional Provisions.............................. 19

ARTICLE 2.  THE LOANS.................................................. 20

       2.1  Revolving Credit Commitment................................ 20
       2.2  Term Loan Facility......................................... 22
       2.3  Interest................................................... 24
       2.4  Yield Protection; Indemnity................................ 28
       2.5  Capital Adequacy........................................... 28
       2.6  Payments................................................... 29
       2.7  Loan Account............................................... 29
       2.8  Fees....................................................... 29
       2.9  Payment From Accounts Maintained by Borrower............... 30

ARTICLE 3.  SET-OFF AND SECURITY INTERESTS............................. 30

       3.1  Set-Off.................................................... 30
       3.2  Personal Property.......................................... 30
       3.3  Security Agreement......................................... 31
       3.4  Real Property Interests.................................... 31
       3.5  Landlord's Waivers......................................... 31

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES............................. 31

       4.1  Existence.................................................. 31
       4.2  Capitalization; Ownership; Title to Shares................. 31
       4.3  Subsidiaries and Other Investments......................... 32
       4.4  Power and Authority........................................ 32
       4.5  Validity and Binding Effect................................ 32
       4.6  No Conflict................................................ 32
       4.7  Financial Matters.......................................... 32
       4.8  Material Adverse Change.................................... 33
       4.9  Solvency................................................... 33
      4.10  Litigation................................................. 33

      4.11  Compliance with Laws....................................... 33
      4.12  Labor Matters.............................................. 33
      4.13  Title to Properties........................................ 34
      4.14  Tax Returns and Payments................................... 35
      4.15  Intellectual Property...................................... 35
      4.16  Insurance.................................................. 36
      4.17  Consents and Approvals..................................... 36
      4.18  No Defaults................................................ 36
      4.19  Plans and Benefit Arrangements............................. 36
      4.20  Environmental Matters...................................... 38
      4.21  Margin Stock............................................... 39
      4.22  Holdings Business.......................................... 39
      4.23  Full Disclosure............................................ 40

ARTICLE 5.  AFFIRMATIVE COVENANTS...................................... 40

       5.1  Use of Proceeds............................................ 40
       5.2  Delivery of Financial Statements and Other Information..... 40
       5.3  Preservation of Existence; Qualification................... 44
       5.4  Compliance with Laws and Contracts......................... 44
       5.5  Accounting System; Books and Records....................... 44
       5.6  Payment of Taxes and Other Liabilities..................... 44
       5.7  Insurance.................................................. 45
       5.8  Maintenance of Properties.................................. 45
       5.9  Maintenance of Leases...................................... 45
      5.10  Maintenance of Patents, Trademarks, Permits, Etc........... 46
      5.11  Bank Accounts.............................................. 46
      5.12  Plans and Benefit Arrangements............................. 46
      5.13  Environmental Matters and Indemnification.................. 46
      5.14  Key Management............................................. 47
      5.15  Further Assurances; Power of Attorney...................... 47

ARTICLE 6.  NEGATIVE COVENANTS......................................... 48

       6.1  Indebtedness............................................... 48
       6.2  Guarantees................................................. 48
       6.3  Encumbrances............................................... 49
       6.4  Financial Covenants........................................ 49
       6.5  Capital Expenditures....................................... 50
       6.6  Limitation on Dividends.................................... 50
       6.7  Liquidations, Mergers, Consolidations, Acquisitions, Etc... 50
       6.8  Dispositions of Assets..................................... 51
       6.9  Loans and Other Advances................................... 51
      6.10  Investments................................................ 51
      6.11  Affiliate Transactions..................................... 52
      6.12  Use of Proceeds............................................ 52
      6.13  Change of Business......................................... 53
      6.14  Change of Fiscal Year...................................... 53
      6.15  ERISA...................................................... 53

      6.16  Amendments to Certain Documents............................ 53

ARTICLE 7.  CONDITIONS TO MAKING EXTENSIONS OF CREDIT.................. 53

       7.1  All Loans.................................................. 53
       7.2  Initial Extension of Credit................................ 54

ARTICLE 8.  EVENTS OF DEFAULT; REMEDIES................................ 56

       8.1  Events of Default.......................................... 56
       8.2  Remedies................................................... 59

ARTICLE 9.  GENERAL PROVISIONS......................................... 60

       9.1  Amendments and Waivers..................................... 60
       9.2  Taxes...................................................... 60
       9.3  Expenses................................................... 60
       9.4  Notices.................................................... 61
       9.5  Participations............................................. 62
       9.6  Successors and Assigns..................................... 63
       9.7  Confidentiality............................................ 63
       9.8  Severability............................................... 63
       9.9  Interest Limitation........................................ 63
      9.10  Survival................................................... 64
      9.11  GOVERNING LAW.............................................. 64
      9.12  FORUM...................................................... 64
      9.13  Non-Business Days.......................................... 65
      9.14  Integration................................................ 65
      9.15  Headings................................................... 65
      9.16  Counterparts; Effectiveness................................ 65
      9.17  WAIVER OF JURY TRIAL....................................... 65


                      LIST OF EXHIBITS
                      ----------------

                                                     Principal
 Exhibit                                              Section
Designation                  Exhibit                 Reference
-----------                  -------                 ---------
A               Revolving Credit Note                   2.1e

B               Lockbox Agreement                       2.1g

C               Term Note                               2.2c

D               Security Agreement                       3.3

F-1             Mortgage                                 3.4

F-2             First Amendment to Mortgage              3.4

F-3             Second Amendment to Mortgage             3.4

G               Landlord's Waiver                        3.5

H               Compliance Certificate                  5.2c

I               Subordination Agreement                 7.2(i)


                 LIST OF SCHEDULES*
                 ------------------

  Schedule Designation
           and
    Principal Section
        Reference             Schedule
    -----------------         --------

           4.2                Options, Warrants, Etc.

           4.10               Litigation

           4.12               Labor Matters

           4.13               Real Estate Matters

           4.15               Intellectual Property

           4.16               Insurance

           4.19               Plans and Benefit Arrangements

           4.20               Environmental Matters

           6.1                Permitted Indebtedness

           6.3                Permitted Encumbrances


*Exhibits as listed herein are not included with the SEC filings, however, copies are readily available upon request.

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


  THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 30, 1998 (as more fully defined below the "Agreement"), entered into by and between UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC., a Delaware corporation (as more fully defined below the "Borrower") and PNC BANK, NATIONAL ASSOCIATION, a national banking association (as more fully defined below the "Bank").


                                   RECITALS:

  WHEREAS, the Borrower entered into an Amended and Restated Credit Agreement with the Bank dated as of January 31, 1996 as amended by the First Amendment to Amended and Restated Credit Agreement dated as of May 1, 1997 (the "First Amendment") (the Amended and Restated Credit Agreement as amended by the First Amendment together with all exhibits and schedules thereto, the "Original Agreement").

  WHEREAS, the Borrower and the Bank have agreed on additional modifications to the Original Agreement.

  WHEREAS, the Borrower and the Bank have agreed to amend and restate the Original Agreement in its entirety.

  WHEREAS, the Borrower desires to borrow, and the Bank desires to make available to the Borrower from time to time the loans and other extensions of credit hereinafter set forth, under and subject to the terms and conditions of this Agreement.

  NOW, THEREFORE, in consideration of the premises (each of which is incorporated herein by reference) and the mutual promises contained herein and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and with the intent to be legally bound hereby, the parties hereto agree as follows:


ARTICLE 1.  DEFINITIONS

1.1             Defined Terms.      As used in this Agreement, including the
                --------------
preamble and recitals hereto, the following terms shall have the respective meanings set forth below or in the Section of this Agreement referred to, unless the context otherwise requires:

  Account:  As used (i) in each Loan Document except the Working Cash Sweep
  -------
Agreement and the Trust Agreement, an account, as that term is defined in the Uniform Commercial Code, due the Borrower, whether now in existence or hereafter created or acquired, and (ii) in the Working Cash Sweep Agreement and the Trust Agreement, the account defined in this Agreement as the Parent Account.

  Account Debtor:  Any Person who is or may become obligated under or with
  --------------
respect to an Account as defined in item (i) of the definition of Account above.

  Additional Equity Infusion:  Receipt by the Borrower on and after March 31,
  --------------------------
1995 of the Net Proceeds of a public offering or private placement of Borrower's equity securities.

  Affiliate:  As to any Person, any other Person (i) which directly or
  ---------
indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person, or (ii) which beneficially owns or holds 25 percent or more of any class of the voting securities of the Borrower or 25 percent or more of the voting stock (or in the case of a Person which is not a corporation, 25 percent or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by the Borrower or a Subsidiary. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors of a corporation or trustees of a trust, as the case may be.

  Agreement:  On and after the Closing Date, as used in each Loan Document
  ---------
except the Working Cash Sweep Agreement and the Trust Agreement, this Second Amended and Restated Credit Agreement, all exhibits and schedules hereto and all extensions, renewals, amendments, substitutions and replacements hereof and hereto; and on and after the Closing Date when this Agreement is referred to in the Working Cash Sweep Agreement and the Trust Agreement it shall be referred to as the "Line of Credit Agreement".

  Applicable Margin:  The percentage (expressed in basis points) determined from
  -----------------
time to time based upon the ratio of the Borrower's Consolidated Total Indebtedness to the Borrower's Consolidated EBITDA set forth under the relevant column heading below.

-----------------------------------------------------------------------------------
                                                                     TERM LOAN
                  Ratio of Consolidated                          ------------------
                  Total Indebtedness to    Revolving Credit       Euro-     Base
                   Consolidated EBITDA           Loans            Rate      Rate
-----------------------------------------------------------------------------------
LEVEL I          Less than 1:0 to 1:00            100             100         0
-----------------------------------------------------------------------------------
                 Equal to or greater              100             125         0
LEVEL II         than 1.0 to 1.0 but
                 less than 1.5 to 1.0
-----------------------------------------------------------------------------------
                 Equal to or greater               75             150         0
LEVEL III        than 1.5 to 1.0 but
                 less than 2.0 to 1.0
-----------------------------------------------------------------------------------
LEVEL IV         Equal to or greater               75             175         0
                 than 2.0
-----------------------------------------------------------------------------------

  Armco Lease:  That certain Lease Agreement and all schedules and exhibits
  -----------
thereto by and between the Borrower and Armco Inc. dated as of August 15, 1994.

  Asset Purchase Agreement:  That certain Asset Purchase Agreement and all
  ------------------------
schedules and exhibits thereto by and between the Borrower and Armco Inc. dated as of August 15, 1994, as amended by that certain letter dated October 5, 1994 and accepted October 10, 1994.

  Authorized Officer:  The Chairman of the Board, the President, the Chief
  ------------------
Executive Officer, the Chief Operating Officer, the Chief Financial Officer, any Vice President or the Treasurer of the Borrower. The Bank shall be entitled to rely on the incumbency certificate delivered pursuant to Section 7.2 for the initial designation of each Authorized Officer. Additions or deletions to the list of Authorized Officers may be made by the Borrower at any time by delivering to the Bank a revised, fully-executed incumbency certificate.

  Bank:  PNC Bank, National Association, a national banking association, and its
  ----
successors and assigns.

  Base Rate:  A fluctuating rate of interest per annum equal to the greater of
  ---------
(i) the Prime Rate or (ii) the sum of (A) the Federal Funds Effective Rate plus
(B) 1/2 of one percent per annum.

  Base Rate Option:  The ability of the Borrower to elect to have all or any
  ----------------
portion of the Term Loan bear interest at the Interest Rate Option set forth in Subsection 2.3a(ii)(A).

  Benefit Arrangement:  An "employee benefit plan", within the meaning of
  -------------------
Section 3(3) of ERISA, which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by the Borrower or any ERISA Affiliate for the benefit of employees of the Borrower or any ERISA Affiliate.

  BIDP:  The Business Infrastructure Development Program established by the
  ----
Commonwealth of Pennsylvania.

  BIDP Loan:  A term loan from the BIDP or the County of Allegheny through BIDP
  ---------
which shall have a final maturity not exceeding 15 years after the date on which such loan is advanced.

  Borrower:  Universal Stainless & Alloy Products, Inc., a Delaware corporation,
  --------
and its successors and permitted assigns.

  Borrowing Tranche:  Each portion of the Term Loan bearing interest at a
  -----------------
discrete Euro-Rate Option and that portion of the Term Loan bearing interest at the Base Rate Option.

  Business Day:  A day other than a Saturday or a Sunday on which the Bank and
  ------------
the Trustee are open for business.

  Capital Adequacy Event:  This term shall have the meaning given it in Section
  ----------------------
2.5.

  Capital Compensation Amount:  This term shall have the meaning given it in
  ---------------------------
Section 2.5.

  Capital Expenditure:  Any expenditure which would be classified as a capital
  -------------------
expenditure in accordance with GAAP.

  Capitalized Lease:   Any lease of property by the Borrower as lessee which
  -----------------
would be capitalized on a balance sheet of the Borrower prepared in accordance with GAAP.

  Capitalized Lease Obligations:  The amount of the obligations of the Borrower
  -----------------------------
under Capitalized Leases which would be shown as a liability on a balance sheet of the Borrower prepared in accordance with GAAP.

  Chattel Paper:  Any chattel paper, as that term is defined in the Uniform
  -------------
Commercial Code, of the Borrower, whether now owned or hereafter created or acquired.

  Closing Date:  January 30, 1998 or such other date as is mutually agreeable to
  ------------
the parties hereto.

  Closing Fee:  A fee equal to the greater of (i) 1/4 of 1% of the Term Loan
  -----------
Commitment, or (ii) $25,000.

  Collateral:  Collectively, all of the property (whether real, personal or
  ----------
mixed, and whether tangible or intangible), rights, titles and interests subject to any Encumbrance in favor of the Bank pursuant to this Agreement or any other Loan Document, including but not limited to the cash and other assets held by the Bank in the Lockbox Account, each DDA, the Parent Account and each other bank account maintained by the Bank in order to implement the Working Cash Agreements.

  Commitment Fee:  The fee described in Section 2.8b.
  --------------

  Compliance Certificate:  A certificate substantially in the form of Exhibit
  ----------------------                                              -------
"H" which has been executed by an Authorized Officer and delivered to the Bank.
---

  Consolidated:  The consolidation in accordance with GAAP of the items as to
  ------------
which such term applies.

  Consolidated Current Assets:  All assets of the Borrower and its Subsidiaries
  ---------------------------
which may properly be classified as current assets in accordance with GAAP.

  Consolidated Current Liabilities:  All liabilities of the Borrower and its
  --------------------------------
Subsidiaries which may properly be classified as current liabilities in accordance with GAAP.

  Consolidated Debt Service:   The Borrower's Consolidated scheduled payments of
  -------------------------
principal and interest on Indebtedness during the relevant fiscal period.

  Consolidated Excess Cash Flow:  The amount by which, as the end of the
  -----------------------------
relevant fiscal period, the Borrower's EBITDA for such period exceeds the Borrower's Consolidated Fixed Charges for such period.

  Consolidated Fixed Charges:  Without duplication, the sum of the Borrower's
  --------------------------
and its Subsidiaries' Consolidated interest expense, Consolidated tax expense less any deferred portion of such tax expense, scheduled payments of principal of Consolidated Indebtedness, payments due under Capitalized Leases and Capital Expenditures which are not Funded Capital Expenditures during the relevant fiscal period.

  Consolidated Net Income:  The net income of the Borrower and its Subsidiaries
  -----------------------
for the period in question, after deducting all operating expenses, provisions for all taxes and all other proper deductions, all determined in accordance with GAAP.

  Consolidated Tangible Net Worth:  The Borrower's Consolidated stockholders'
  -------------------------------
equity, after subtracting all items properly classified as intangible, as determined in accordance with GAAP consistently applied.

  Contamination:  The presence of any Hazardous Substance at any real property
  -------------
owned or leased by the Borrower which requires investigation, clean-up or remediation under any Environmental Law.

  Credit:  A Credit as defined in the Working Cash Sweep Agreement.
  ------

  Customer:  The Borrower in its capacity as the customer under the Working Cash
  --------
Sweep Agreement.

  Customer's Trust:  The trust created pursuant to the Working Cash Sweep
  ----------------
Agreement.

  DDA:  Each checking account now or hereafter identified on the Schedule to the
  ---
Working Cash Sweep Agreement.

  Debit:  As defined in the Working Cash Sweep Agreement.
  -----

  Default:  Any condition, event, omission or act which, with the giving of
  -------
notice, the passage of time or both, would constitute an Event of Default.

  Default Rate:  The rate of interest charged pursuant to Section 2.3b(iv)
  ------------
hereof.

  Document:  Any document, as that term is defined in the Uniform Commercial
  --------
Code, of the Borrower whether now owned or in existence or hereafter created or acquired.

  Dollars or $:  The legal tender of the United States of America.
  ------------

  EBITDA:  For each Fiscal Quarter of the Borrower, Consolidated Net Income for
  ------
such Fiscal Quarter, as determined in accordance with GAAP, plus the sum of (i) Consolidated income tax expense, (ii) Consolidated interest expense, (iii) Consolidated depreciation expense and (iv) Consolidated amortization expense, each for such Fiscal Quarter and each determined in accordance with GAAP, excluding (A) any non-recurring or extraordinary income or losses for such Fiscal Quarter determined in accordance with GAAP and (B) the Net Income of any other Person acquired by the Borrower in a transaction accounted for as a pooling of interests for any period prior to the date of such acquisition.

  EDF:  The Allegheny County Department of Development, Economic Development
  ---
Fund Business Loan Program.

  EDF Loan:  Any term loan from EDF which shall have a term of at least fifteen
  --------
years.

  EDS:  The Economic Development Set Aside Program established by the
  ---
Commonwealth of Pennsylvania.

  EDS Loan:  Any grant from EDS the proceeds of which will be lent to the
  --------
Borrower as a term loan by the County of Allegheny, which loan shall have a final maturity of 15 years after the date on which the loan is issued.

  Encumbrance:  Any security interest, mortgage, charge, pledge, hypothecation,
  -----------
assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capitalized Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code) in, upon, or against any asset of the Borrower or any Subsidiary, whether or not voluntarily given.

  Environmental Claim:  Any written claim, suit notice or order made by a Person
  -------------------
(including without limitation a Governmental Authority) or any written demand made by a Governmental Authority with respect to the Borrower or any of its properties, whether owned or leased, that: (i) asserts a violation of an Environmental Law; (ii) asserts a liability under an Environmental Law; (iii) orders investigations, corrective action, remediation or other response under an Environmental Law; (iv) demands information under an Environmental Law; (v) alleges personal injury or property damage resulting from Hazardous Substances; or (vi) alleges that there is or may be Contamination.

  Environmental Law:   Any Governmental Rule concerning protection or regulation
  -----------------
of the discharge of substances into the environment, including but not limited to those concerning air emissions, water discharges and treatment, storage tanks, and the handling, generation, treatment, storage and disposal of waste materials, chemical substances, pollutants, contaminants, toxic substances, pathogens, radioactive materials or hazardous substances of any kind, whether solid, liquid or gaseous.

  Equipment:  Any equipment, as that term is defined in the Uniform Commercial
  ---------
Code, owned by the Borrower, whether now owned or hereafter acquired and wherever located.

  ERISA:  The Employee Retirement Income Security Act of 1974 or any successor
  -----
legislation thereto, and the rules and regulations promulgated thereunder, including any amendments to any of the foregoing.

  ERISA Affiliate:  Any member of a controlled group of corporations under
  ---------------
Section 414(b) of the Internal Revenue Code of which the Borrower is a member, and any trade or business (whether or not incorporated) under common control with the Borrower under Section 414(c) of the Internal Revenue Code, and all other entities which, together with the Borrower, are or were treated as a single employer under Sections 414(m) or 414(o) of the Internal Revenue Code.

  Euro-Rate:  With respect to portions of the Term Loan to which the Euro-Rate
  ---------
Option applies for any Euro-Rate Interest Period, the interest rate per annum determined by the Bank by dividing (the resulting quotient rounded upward to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Bank in accordance with its usual procedures (which determination shall be conclusive, absent manifest error) to be the "offered" eurodollar rate as quoted by Exco-Noonan Incorporated (or appropriate successor or, if Exco-Noonan or its successor ceases to provide such quotes, a comparable replacement determined by the Bank) as evidenced on Dow Jones Markets Service (formerly known as Telerate) display page 4756 (or such other display page on the Dow Jones Markets System as may replace Dow Jones Markets Service display page 4756), two (2) Business Days prior to the first day of such Euro-Rate Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Euro-Rate Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

              Dow Jones Markets Service display page 4756
  Euro-Rate = as quoted by Exco-Noonan or appropriate successor
              -------------------------------------------------
              1.00 - Euro-Rate Reserve Percentage

  Euro-Rate Interest Period:  Any individual period of one, two or three months
  -------------------------
commencing on the date a Euro-Rate Option is exercised; provided, however, that
                                                        --------  -------
(i) any Euro-Rate Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next Business Day unless such Business Day falls in the succeeding calendar month, in which case such Euro-Rate Interest Period shall end on the next preceding Business Day, (ii) any Euro-Rate Interest Period which begins on the last day of a calendar month or on a day for which there is no numerically corresponding day in the subsequent calendar month during which such Euro-Rate Interest Period is to end shall end on the last Business Day of such subsequent month, and (iii) no Euro-Rate Interest Period for the Term Loan may end after the Term Loan Maturity Date.

  Euro-Rate Loan:  All or any portion of the Term Loan bearing interest under
  --------------
the Euro-Rate Option, as set forth in Subsection 2.3(a)(ii).

  Euro-Rate Option:  The ability of the Borrower to elect Euro-Rate Loans, as
  ----------------
set forth in Subsection 2.3(a)(ii).

  Euro-Rate Reserve Percentage:  The maximum percentage (expressed as a decimal
  ----------------------------
rounded upward to the nearest 1/100th of 1%), as determined by the Bank which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

  Event of Default:  Any of the events specified in Section 8.1.
  ----------------

  FDIC:  The Federal Deposit Insurance Corporation or any entity succeeding to
  ----
its functions.

  Federal Funds Effective Rate:  For any day shall mean the rate per annum
  ----------------------------
(based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds

Effective Rate" as of the date of this Agreement; provided, if such Federal
                                                  --------
Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

  Fee:  Any of the fees payable or to be payable by the Borrower to the Bank or
  ---
the Trustee pursuant to any of the Loan Documents including but not limited to the Commitment Fee, the Term Loan Commitment Fee any Letter of Credit Fee and the Closing Fee.

  Fiscal Quarter:  Each three-month fiscal period of the Borrower beginning
  --------------
respectively on each successive January 1, April 1, July 1 and October 1 during the term hereof and ending on the immediately succeeding March 31, June 30, September 30 and December 31.

  Fiscal Year:  Each 12-month fiscal period of the Borrower, currently January 1
  -----------
to December 31.

  Fixture:  Any fixture, as that term is defined in the Uniform Commercial Code,
  -------
owned by the Borrower, whether now owned or hereafter acquired and wherever located.

  Funded Acquisition:  The purchase, lease or other acquisition of all or
  ------------------
substantially all of the assets of any Person or the purchase or other acquisition of all or substantially all of the capital stock or other equity interests of any Person, any of which is funded entirely by (A) Indebtedness permitted by item (vi) of Section 6.1, (B) an Additional Equity Infusion or (C) a combination thereof.

  Funded Capital Expenditure:  That portion of any Capital Expenditure which is
  --------------------------
funded by (w) a Government Loan, (x) an Additional Equity Infusion, (y) the Term Loan or (z) Indebtedness permitted by item (iv) of Section 6.1 hereof.

  Funding Date:  The date on which the first extension of credit is made
  ------------
hereunder which date may not be the same as the Closing Date.

  GAAP:  Generally accepted accounting principles which are consistent with the
  ----
principles promulgated or adopted by the Financial Accounting Standards Board, its predecessors and its successors, including any official interpretations thereof.

  General Intangible:  Any general intangible, as that term is defined in the
  ------------------
Uniform Commercial Code, of the Borrower, whether now owned or in existence or hereafter created or acquired, including without limitation any chose in action, cause of action, business records, deposit account, invention, design, patent, patent application, trademark, trademark application, service mark, service mark application, trade name, trade name application, trade secret, goodwill, copyright, copyright application, registration, license, franchise, customer list, tax refund claim, computer program, claims under guaranties, security interests, rights to indemnification or any other intangible property of any kind or nature (other than an Account).

  Goods:  All goods, as that term is defined in the Uniform Commercial Code, of
  -----
the Borrower, whether now owned or hereafter acquired and wherever located.

  Governmental Authority:  Any (i) nation, state, government, jurisdiction or
  ----------------------
jurisdictional authority (domestic, foreign or international), any political subdivision thereof, and any governmental, quasi-governmental, judicial, public, statutory, administrative or regulatory body, agency, department, bureau, authority, court, commission, board, office, instrumentality, administrative tribunal or other entity of any of the foregoing and any official thereof and
(ii) any arbitrator, arbitration tribunal or other non-governmental entity which has jurisdiction over the Borrower or a Subsidiary as a result of (A) the written consent of the Borrower or (B) being vested with such jurisdiction by any Governmental Authority.

  Governmental Loan:  Any BIDP Loan, EDF Loan, EDS Loan, MELF Loan or
  -----------------
Redevelopment Authority Loan.

  Governmental Rule:  Any constitutional provision, law, statute, code, act,
  -----------------
rule, regulation, permit, license, treaty, ordinance, order, writ, injunction, decree, judgment, award, standard, directive, decision, determination or holding of any Governmental Authority, whether in existence on the Closing Date or whether issued, enacted or adopted after the Closing Date, and any change therein or in the interpretation or application thereof following the Closing Date.

  Grantor:  The Borrower in its capacity as Grantor under the Trust Agreement.
  -------

  Guaranty:  As to any Person, any obligation, direct or indirect, by which such
  --------
Person undertakes to guaranty, assume or remain liable for the payment of a second Person's obligations, including but not limited to (i) endorsements of negotiable instruments, (ii) discounts with recourse, (iii) agreements to pay or perform upon a second Person's failure to pay or perform, (iv) agreements to remain liable on obligations assumed by a second Person (other than pursuant to Letters of Credit permitted hereunder), (v) agreements to maintain the capital, working capital, solvency or general financial condition of a second Person and
(vi) agreements for the purchase or other acquisition of products, materials, supplies or services, if in any case payment therefor is to be made regardless of the nondelivery of such products, materials or supplies or the nonfurnishing of such services.

  Hazardous Substance:  Any (i) substance which is defined as such or regulated
  -------------------
in any manner by any Environmental Law and (ii) petroleum products, including crude oil.

  Holdings:  USAP Holdings, Inc., a Delaware corporation 100% of the outstanding
  --------
capital stock of which is owned legally and beneficially by the Borrower.

  Holdings Credit Agreement:  The credit agreement between the Borrower, as
  -------------------------
borrower, and Holdings as lender dated as of November 1, 1995, as the same may be amended from time to time with the Bank's prior written consent.

  Indebtedness:  All of the Borrower's and each Subsidiary's (i) obligations and
  ------------
indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or similar instruments, (iii) obligations under conditional sale or other title retention agreements relating to property purchased, (iv) obligations issued or assumed as the deferred purchase price of property or services, (v) Capitalized Lease Obligations, (vi) obligations (contingent or matured) with respect to letters of credit, including but not limited to Letters of Credit whether matured or contingent, (vii) obligations of others secured by any Encumbrance on property or assets owned or acquired by the Borrower or any Subsidiary, whether or not the obligations secured thereby have been assumed exclusive however of any Indebtedness of Armco, Inc. which Indebtedness is secured by encumbrance on the real property leased to the Borrower under the Armco Lease, provided such encumbrance is subordinate both to (A) the Borrower's
             --------
interest as lessee under the Armco Lease and (B) the Bank's interest as the mortgagee under the Mortgage), and (viii) Guarantees and all other contingent liabilities; provided, however, that Indebtedness shall not include the
             --------  -------
Borrower's or any Subsidiary's accounts payable and accrued liabilities incurred in the ordinary course of business if those accounts payable and accrued liabilities do not constitute obligations to repay borrowed money.

  Ineligible Securities:  Any security which may not be underwritten or dealt in
  ---------------------
by member banks of the Federal Reserve System under Section 16 of the Bank Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

  Instrument:  Any instrument, as that term is defined in the Uniform Commercial
  ----------
Code, owned or held by the Borrower, whether now owned or in existence or hereafter created or acquired.

  Intercreditor Agreement:  The Intercreditor Agreement dated as of October 3,
  -----------------------
1995 as amended to the date hereof by and among the Bank, MELF, BIDP, the County of Allegheny acting by and through the EDF and the Redevelopment Authority and consented to by the Borrower as the same may hereafter be amended, restated or replaced.

  Interest Hedge Agreement:  Any interest rate swap agreement, interest rate cap
  ------------------------
agreement, interest rate collar agreement, interest rate insurance or any other agreement or arrangement designed to provide protection against fluctuations in interest rates, together with all extensions, renewals, amendments, substitutions and replacements to and of any of the foregoing.

Interest Rate Option:  Either the Base Rate Option or the Euro Rate Option as it
--------------------
applies to the Term Loan.

  Internal Revenue Code:  The Internal Revenue Code of 1986 or any successor
  ---------------------
legislation thereto, and the rules and regulations issued or promulgated thereunder, including any amendments to any of the foregoing.

  Inventory:  All inventory, as that term is defined in the Uniform Commercial
  ---------
Code, including but not limited to any and all new or used goods, merchandise and other personal property, including but not limited to goods in transit, of the Borrower and which is or may at any time be held as finished goods, raw materials, work-in-process, supplies or materials used or consumed in the Borrower's business or held for sale or lease or furnished under a contract of service in the ordinary course of the Borrower's business, including but not limited to ingot molds, universal rolling mill rolls, all returned and repossessed goods and all supplementary items, packing and shipping supplies and advertising materials, all of the foregoing whether now owned or hereafter acquired and wherever located.

  Landlord's Waiver:  A landlord's waiver substantially in the form of Exhibit
  -----------------                                                    -------
"G".
---

  Letter of Credit:  Any letter of credit issued by the Bank pursuant to any
  ----------------
application for Letter of Credit and/or any Reimbursement Agreement.

  Letter of Credit Fee:  Any fee due to the Bank for the issuance of or
  --------------------
processing of a Letter of Credit or a draw thereunder.

  Loan:  A Revolving Credit Loan or the Term Loan.
  ----

  Loan Account:  The loan account referred to in Section 2.7.
  ------------

  Loan Document:  Any of this Agreement, any Note, any Security Document, any
  -------------
Letter of Credit, any application for Letter of Credit, any Reimbursement Agreement, any Lockbox Agreement, the Working Cash Sweep Agreement, the Trust Agreement, any other cash management agreement, any Interest Hedge Agreement to which the Borrower is a party thereto and the Bank or an Affiliate of the Bank is the counterparty, any Subordination Agreement to which the Borrower is a party as a borrower and the Bank is party as a senior lender and all other documents and instruments executed and delivered from time to time to govern, evidence or secure the Obligations, and the exhibits, schedules, statements, reports, certificates and other documents required by, or related to, any of the foregoing, and all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

  Lockbox Account:  A U.S. Postal Service lockbox in the Borrower's name over
  ---------------
which, pursuant to the Lockbox Agreement, the Bank has dominion and control to the exclusion of the Borrower or other Persons acting by or through the Borrower, and the related account into which the proceeds of the items received in the Lockbox Account are processed, which may be a DDA.

  Lockbox Agreement:  That lockbox agreement substantially in the form of
  -----------------
Exhibit "B" hereto, together with all extensions, renewals, amendments,
-----------
substitutions and replacements thereto and thereof.

  Material Adverse Change:  Any circumstance or event which (i) has or could
  -----------------------
reasonably be expected to have a material adverse effect upon the validity or enforceability of this Agreement or any of the other Loan Documents, (ii) is material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Borrower, (iii) impairs materially the ability of the Borrower to duly and punctually pay or perform the Obligations, or (iv) impairs materially the ability of the Bank, to the extent permitted, to enforce the Bank's legal remedies pursuant to this Agreement and the other Loan Documents.

  MELF:  The Machinery and Equipment Fund established by the Commonwealth of
  ----
Pennsylvania.

  MELF Loan:  A term loan by MELF to the Borrower which shall have a maturity
  ---------
date of seven (7) years after the date of the check by which the MELF loan funds are advanced.

  Money:  Any money, as that term is defined in the Uniform Commercial Code, of
  -----
the Borrower, whether now owned or hereafter acquired.

  Money Purchase Plan:  Any Benefit Arrangement subject to the minimum funding
  -------------------
standards under Section 302 of ERISA and Section 412 of the Internal Revenue
Code.

  Mortgage:  Any mortgage and security agreement substantially in the form of
  --------
Exhibit "F-1", together with all extensions, renewals, amendments, substitutions
-------------
and replacements thereto and thereof including without limitation Exhibit "F-2"
                                                                  -------------
and Exhibit "F-3".
    -------------

  Multiemployer Plan:  A "multiemployer plan" as defined in Section 4001(a)(3)
  ------------------
of ERISA to which the Borrower or any ERISA Affiliate of the Borrower is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

  Net Cash Proceeds:  The cash proceeds to the Borrower of any disposition of
  -----------------
assets permitted by items (ii) and (iii) of Section 6.8, less the sum of (i) reasonable costs associated with such disposition of assets, (ii) all Federal, state and local taxes assessed against or paid by the Borrower in connection therewith and (iii) the principal amount of any Indebtedness which is secured by any asset disposed of and which is required to be repaid in connection therewith.

  Net Credit:  As defined in the Working Cash Sweep Agreement.
  ----------

  Net Debit:  As defined in the Working Cash Sweep Agreement.
  ---------

  Note:  A Revolving Credit Note or a Term Note.
  ----

  Obligations:  Collectively, (i) all unpaid principal and accrued and unpaid
  -----------
interest under the Loans, (ii) all accrued and unpaid Fees hereunder or under any of the other Loan Documents, (iii) all obligations (contingent or matured) due the Bank pursuant to draws on Letters of Credit, (iv) any other amounts due hereunder or under any of the other Loan Documents, including all reimbursements, indemnities, Fees, costs, expenses, prepayment premiums, and other obligations of the Borrower or any Subsidiary to the Bank or any indemnified party hereunder and thereunder, (v) all other existing and future obligations of the Borrower or any Subsidiary to the Bank for the payment of money under any other agreement or instrument between the Borrower or any Subsidiary and the Bank or among the Borrower or any Subsidiary, the Bank and any other Person, including without limitation any Interest Hedge Agreement, and
(vi) all reasonable out-of-pocket costs and reasonable expenses incurred by the Bank in connection with this Agreement and the other Loan Documents, including but not limited to the reasonable fees and expenses of the Bank's counsel.

  Original Agreement:  The Amended and Restated Credit Agreement dated as of
  ------------------
January 31, 1996, as amended, as more fully defined in the recitals hereto.

  Outstanding Revolving Credit Amount:  The sum of the aggregate principal
  -----------------------------------
amount of outstanding Revolving Credit Loans.

  Parent Account:  The parent account as so designated in the Working Cash Sweep
  --------------
Agreement and referred to in the Working Cash Sweep Agreement and Trust Agreement as the Account.

  Participant:  Any bank or financial institution which acquires from the Bank
  -----------
an undivided interest in the Bank's Revolving Credit Commitment, the Loans or in the Letters of Credit, pursuant to Section 9.5.

  Participation:  The sale, made in accordance with the provisions of Section
  -------------
9.5, by the Bank to any Participant of an undivided interest in the Bank's Revolving Credit Commitment, the Loans or in the Letters of Credit.

  PBGC:  The Pension Benefit Guaranty Corporation established pursuant to ERISA,
  ----
or any entity succeeding to any or all of its functions under ERISA.

  Permitted Encumbrance:  Any of the following:
  ---------------------

  (i) The security interests in the Collateral granted to the Bank;

  (ii) Liens for taxes, assessments, governmental charges or levies on any of the Borrower's properties, taxes, assessments, governmental charges or levies which are at the time due and payable or if they can thereafter be paid without penalty or are being contested in good faith by appropriate proceedings diligently conducted and with respect to which the Borrower has created adequate reserves;

  (iii) Pledges or deposits to secure payment of workers' compensation obligations, unemployment insurance, deposits or indemnities to secure public or statutory obligations or for similar purposes;

  (iv) Liens arising out of judgments or awards against the Borrower with respect to which enforcement has been stayed and such Person at the time shall currently be prosecuting an appeal or proceeding for review in good faith by appropriate proceedings diligently conducted and with respect to which the Borrower has created adequate reserves or has adequate insurance protection; provided, however, that at no time may the aggregate Dollar amount of such
--------  -------
liens exceed $100,000;

  (v) Mechanics', carriers', workmen's, repairmen's and other similar statutory liens incurred in the ordinary course of the Borrower's business, so long as the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings diligently conducted;

  (vi) Security interests in favor of lessors of personal property, which property is the subject of a true lease between such lessor and the Borrower;

  (vii) Encumbrances existing on the Closing Date and listed on

Schedule 6.3; provided, however, that the Dollar amount of the obligation
------------  --------  -------
secured by an such Encumbrance shall not exceed the amount shown opposite such Encumbrance on Schedule 6.3; and
               ------------

  (viii) Security interests in favor of lenders whose loans to the Borrower are permitted pursuant to Section 6.1.

  Person:  Any individual, partnership, corporation, association, trust,
  ------
business trust, joint venture, joint stock company, limited liability company, unincorporated organization or enterprise or Governmental Authority.

  Plan:  Any employee pension benefit plan other than a Multiemployer Plan which
  ----
is covered by Title IV of ERISA and which either (i) is maintained by the Borrower and/or any ERISA Affiliate of the Borrower for employees of the Borrower and/or any ERISA Affiliate or (ii) has at any time within the preceding five years been maintained by the Borrower and/or any entity which was an ERISA Affiliate at such time for their respective employees.

  Prime Rate:  For any day, a fluctuating interest rate per annum equal to the
  ----------
rate of interest which the Bank announces from time to time as its prime lending rate, which rate may not be the lowest rate then being charged by the Bank to certain commercial borrowers.

  Prohibited Transaction:  A "prohibited transaction" as defined under Section
  ----------------------
406 of ERISA or Section 4975 of the Internal Revenue Code.

  Qualified Bank:  A bank or trust company organized under the laws of the
  --------------
United States of America or any state thereof, having either (i) capital, surplus and undivided profits aggregating at least $250,000,000 or (ii) total assets in excess of $1,000,000,000 and whose long-term certificates of deposit are rated "AA" or better by Standard and Poor's Rating Group, a division of McGraw Hill, Inc. or "Aa" or better by Moody's Investors Service, Inc.

  Redevelopment Authority:  The Redevelopment Authority of Allegheny County.
  -----------------------

  Redevelopment Authority Loan:  A term loan issued by the Redevelopment
  ----------------------------
Authority.

  Regulation D, G, T, U and X:  Regulation D, Regulation G, Regulation T,
  ---------------------------
Regulation U and Regulation X promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. Part 204 et seq.., Part 207 et seq., Part 220
                                           -------            ------
et seq., Part 221 et seq., and Part 224 et seq., respectively), as such
------            ------                ------
regulations are now in effect and as may hereafter be amended.

  Reimbursement Agreement:  Any Reimbursement Agreement relating to a Letter of
  -----------------------
Credit issued by the Bank for the account of the Borrower or an Affiliate pursuant to which the Borrower agrees to reimburse the Bank for any draw against such Letter of Credit.

  Reportable Event:  A "reportable event" described in Section 4043(b) of ERISA
  ----------------
and in 29 C.F.R. Part 2615.

  Revolving Credit Commitment:  The obligation of the Bank to make available to
  ---------------------------
the Borrower an amount which shall not exceed the sum of $6,500,000 at any one time outstanding.

  Revolving Credit Loan:  An individual borrowing under the Revolving Credit
  ---------------------
Commitment.

  Revolving Credit Note:  The Revolving Credit Note, in substantially the form
  ---------------------
of Exhibit "A" duly executed by the Borrower and delivered to the Bank together
   -----------
with all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

   Revolving Credit Termination Date:  Initially, April 30, 2001, as such date
  ----------------------------------
may be extended upon the terms and condition set forth in Section 2.1f, or if any such day is not a Business Day, the Business Day next preceding such date.

  SEC:  The Securities and Exchange Commission and any entity succeeding to its
  ---
functions.

  Security Agreement:  The security agreement and collateral assignment executed
  ------------------
by the Borrower substantially in the form of Exhibit "D", together with all
                                             -----------
extensions, renewals, amendments, substitutions and replacements thereto and thereof.

  Section 20 Subsidiary:  The Subsidiary of the bank holding company controlling
  ---------------------
the Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

  Security Document:  Any (i) Security Agreement, (ii) Mortgage, (iii)
  -----------------
Landlord's Waiver, (iv) additional documents and instruments entered into from time to time for the purpose of securing the Obligations, (v) ancillary documents and instruments relating to any of the foregoing, such as Uniform Commercial Code financing statements and stock powers and (vi) extensions, renewals, amendments, substitutions and replacements to and of any of the foregoing.

  Shared Collateral:  Shall have the meaning ascribed to it in an Intercreditor
  -----------------
Agreement.

  Solvent:  As to any Person, the condition which exists when such Person (i)
  -------
owns assets whose value (both at fair market value and present fair saleable value) is, on the date of determination, greater than the amount of such Person's liabilities (including without limitation contingent and unliquidated liabilities), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

  Stated Amount:  As to any Letter of Credit, the lower of (i) the face amount
  -------------
thereof or (ii) the remaining available undrawn amount thereof (regardless of whether any conditions for drawing could then be met).

  Subordination Agreement:  A Subordination Agreement substantially in the form
  -----------------------
of Exhibit "I"  together with all extensions, renewals, amendments,
   -----------
substitutions and replacements thereto and thereof.

  Subordinated Indebtedness:    Indebtedness subordinated to the Obligations in
  -------------------------
a manner satisfactory to the Agent, including without limitation as set forth in any Subordination Agreement.

  Subsidiary: (i) Any corporation or trust of which 50% or more (by number of
  ----------
shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by another Person or one or more of such other Person's subsidiaries, (ii) any partnership of which such other Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such other Person or one or more of such other Person's Subsidiaries, (iii) any limited liability company of which such Person is a member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such other Person or one or more of such other Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such other Person or one or more of such other Person's Subsidiaries.

  Target Balance:  As defined in the Working Cash Sweep Agreement.
  --------------

  Termination Event:   (i) A Reportable Event with respect to a Plan or an event
  -----------------
described in Section 4062(e) of ERISA with respect to a Plan, (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Plan during a Plan year in which the Borrower or such ERISA Affiliate was a "substantial employer", as such term is defined in Section 4001(a)(2) of ERISA, (iii) the incurrence of liability by the Borrower or such ERISA Affiliate under Section 4064 of ERISA upon the termination of a Plan, (iv) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (v) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (vi) any other event or condition which might reasonably constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

  Term Loan:  The Term Loan described in Section 2.2 hereof.
  ---------

  Term Loan Commitment:  The obligation of the Bank to make available to the
  --------------------
Borrower, pursuant to the terms hereof, the Term Loan.

  Term Loan Commitment Fee:  The fee described in Section 2.8.c.
  ------------------------

  Term Loan Maturity Date:  December 31, 2005.
  -----------------------

  Term Note:  The Term Note substantially in the form of Exhibit "C", duly
  ---------                                              -----------
executed by the Borrower and delivered to the Bank together with all extensions, renewals, amendments, substitutions, and replacements thereto and thereof.

  Transfer Difference:  As defined in the Working Cash Sweep Agreement.
  -------------------

  Trust Agreement:  The Working Cash(R) Trust Agreement dated as of the First
  ---------------
Amendment Effective Date by and between the Grantor and the Trustee and all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

  Trustee:  PNC Bank, National Association in its capacity as trustee under the
  -------
Trust Agreement.

  Unfunded Benefit Liabilities:  With respect to any Plan, the amounts described
  ----------------------------
in Section 4001(a)(18) of ERISA.

  Uniform Commercial Code:  The Uniform Commercial Code as enacted in the
  -----------------------
Commonwealth of Pennsylvania or any other jurisdiction which controls the perfection of a security interest in the Collateral in favor of the Bank, in effect on the Closing Date and as amended from time to time.

  USWA Agreement:  Each of the several Collective Bargaining Agreements between
  --------------
the Borrower and the United Steelworkers of America and all appendices in effect as of the Closing Date.

  Value:  When used in the context of the Borrower's Qualified Inventory shall
  -----
mean the lower of cost (determined on a first-in-first-out basis) or market.

  Withdrawal Liability:  "Withdrawal liability" as defined by the provisions of
  --------------------
Part 1 of Subtitle E to Title IV of ERISA.

  Working Cash Agreements:  This Agreement, the Working Cash Sweep Agreement and
  -----------------------
the Trust Agreement.

  Working Cash Sweep Agreement:  The Working Cash(R), Line of Credit, Investment
  ----------------------------
Sweep Agreement dated as of May 1, 1997 by and between the Borrower as the Customer and the Bank and all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

1.2             Other Definitional Provisions.  (i)  Except as otherwise
                -----------------------------
specified herein, all references in any Loan Document (A) to any Person shall be deemed to include such Person's successors and assigns, (B) to any applicable law or Governmental Rule defined or referred to herein shall be deemed references to such applicable law or Governmental Rule as the same may have been or may be amended, supplemented or replaced from time to time and (C) to any Loan Document defined or referred to herein shall be deemed references to such Loan Document (and, in the case of the Note or other instrument, any instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time.

  (ii) When used in any Loan Document, the words "herein", "hereof" and "hereunder" and words of similar import shall refer to such Loan Document as a whole and not to any particular provision of such Loan Document, and the words "Article", "Section", "Subsection", "Schedule", "Exhibit" and "Annex" shall refer to Articles, Sections and Subsections of, and Schedules, Exhibits and Annexes to, such Loan Document unless otherwise specified.

  (iii) Whenever the context so requires, in all Loan Documents the use of or reference to any gender includes the masculine, feminine, and neuter genders, and all terms used in the singular shall have comparable meanings when used in the plural and vice versa.

  (iv) All accounting terms used in any Loan Document which are not specifically defined therein shall be construed in accordance with GAAP consistently applied, except as otherwise expressly stated therein.


ARTICLE 2. THE LOANS

2.1             Revolving Credit Commitment.
                ---------------------------

2.1a             Revolving Credit Loans.  The Bank agrees, subject to the terms
                 ----------------------
and conditions hereof and relying upon the representations and warranties herein set forth, that the Borrower shall have the right to borrow, repay and reborrow, from the date hereof until the Revolving Credit Termination Date, an aggregate principal amount shall not exceed $6,500,000 in the aggregate at any one time outstanding.

2.1b             Voluntary Reductions of Revolving Credit Commitment.
                 ---------------------------------------------------

  (i)  Voluntary Reductions.  Upon at least ten Business Days' prior written
      --------------------
notice to the Bank, the Borrower may from time to time permanently reduce the Revolving Credit Commitment, and, to the extent of such reduction, the portion of the Revolving Credit Commitment shall no longer be available for borrowing. Simultaneously with any such voluntary permanent reduction, the Borrower shall make a payment of the outstanding Loans equal to the excess, if any, of (A) the Outstanding Revolving Credit Amount over (B) the Revolving Credit Commitment, as so reduced. Each such reduction shall be in a minimum principal amount of $500,000 or, if in excess of $500,000, in integral multiples of $250,000. Notice of a reduction, once given, shall be irrevocable.

  (ii) Application of Payments.  Any and all Revolving Credit Commitment
      -----------------------
reductions or voluntary prepayments made pursuant to any particular item of this
Section 2.1b shall be made in addition to, and not in lieu of, any and all Revolving Credit Commitment reductions and voluntary prepayments required to be made pursuant to any other item of this Section 2.1b. All such voluntary prepayments shall be accompanied by all accrued and unpaid interest thereon, and all amounts due pursuant to Section 2.4, if any.

2.1c             Advance Procedures.  In the event that the assets transferred
                 ------------------
into the Parent Account from the Customer's Trust under the Working Cash Sweep Agreement are insufficient to cover the Net Debit, the Bank shall on behalf of the Borrower advance an amount equal to the lesser of (i) the remaining amount of the Net Debit or (ii) the Revolving Credit Commitment.

2.1d             Payment Terms.  Any Credit in the Parent Account shall, to the
                 -------------
extent available at the end of any Business Day, be automatically applied to the repayment of the outstanding balance of the Revolving Credit Loans. In addition, the outstanding principal balance of the Revolving Credit Loans and any accrued and unpaid interest thereon shall be due and payable on the Revolving Credit Termination Date. If any payment hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest with such payment. Borrower hereby authorizes the Bank to charge the Parent Account or any deposit account maintained by the Borrower, individually or jointly with others with the Bank for any payment when due hereunder. Payments received will be applied to charges, fees, expenses, accrued interest and principal in any order the Bank may choose in its sole discretion.

2.1e             Revolving Credit Note.  The obligation of the Borrower to repay
                 ---------------------
on or before the Revolving Credit Termination Date the aggregate unpaid principal amount of all Revolving Credit Loans shall be evidenced by the Revolving Credit Note substantially in the form of Exhibit "A" attached hereto,
                                                   -----------
executed by the Borrower and delivered to the Bank.

2.1f             Extension of Revolving Credit Termination Date.  The provisions
                 ----------------------------------------------
of Section 2.1 shall be in effect until, and all Obligations relating to the Revolving Credit Commitment shall be due and payable on, the Revolving Credit Termination Date, unless terminated earlier, as provided in Section 8.2. The Borrower in March of 1999 and in each subsequent month of March during the term of the Revolving Credit Commitment (whether the original term or any extended term as provided hereby) when the remaining term of the Revolving Credit Commitment is approximately twenty-six (26) months, may request, by written notice executed by an Authorized Officer and delivered to the Bank, an extension or further extension of the Revolving Credit Commitment and a corresponding alteration of the Revolving Credit Commitment. The Bank shall inform the Borrower not later than the last Business Day in April in each year the request is made whether or not such extension has been agreed to. If the Bank does not respond to any such request within the specified time period, such request, in the absence of a written agreement between the Bank and the Borrower to the contrary, shall be deemed to be denied.

2.1g             Lockbox.
                 -------

(i)  Lockbox Account.  On or prior to the Closing Date, the Bank and the
     ---------------
Borrower shall enter into a Lockbox Agreement in the form of Exhibit "B"
                                                             -----------
hereto.  The

Borrower shall notify all Account Debtors to make payment directly to the Lockbox Account. All notifications to Account Debtors shall contain such instructions regarding the address and account number of the Lockbox Account as may be specified by the Bank to the Borrower from time to time, and shall otherwise be satisfactory to the Bank. The Bank may also instruct Account Debtors to make payment to the Lockbox Account at any time. The Bank, pursuant to the term of the Lockbox Agreement, shall process all items received in the lockbox and deposit the proceeds of the Lockbox Account into a DDA.

  (ii) Other Bank Accounts.  The Borrower agrees that it shall not maintain any
      -------------------
other depository accounts in which cash or proceeds of Collateral could be deposited, except for those accounts meeting the requirements of this item (ii). Pursuant to an agreement satisfactory in form and substance to the Bank, each bank or other financial institution at which such an account is maintained by the Borrower shall acknowledge that the Bank has a security interest in and to such account maintained with it, and shall agree that, either on a daily basis or upon receipt of instructions from the Bank, it will cause all collected funds in such account (except for any required minimum balances) to be deposited in a DDA by wire transfer.

2.1h             Termination of Working Cash Sweep Agreement.  The Working Cash
                 -------------------------------------------
Sweep Agreement may be terminated by the Borrower or the Bank on thirty (30) day's prior written notice from the Person terminating the Working Cash Sweep Agreement to the other party thereto. During such thirty (30) day period the Bank and the Borrower shall attempt to agree on an alternative mechanism for funding Loans under this Agreement. Failure of the Borrower and the Bank to agree on an alternative funding mechanism shall constitute an Event of Default hereunder at the end of such thirty (30) day period.

2.2             Term Loan Facility.
                ------------------

2.2a             Term Loan Commitment.  The Bank agrees, subject to the terms
                 --------------------
hereof and relying on the representations and warranties herein set forth, that the Borrower shall have the right to borrow in one or more disbursements from the Closing Date to and including December 3, 1998 an aggregate a principal amount not to exceed $15,000,000.

2.2b             Requests for Term Loan Disbursements.  Each request for a Term
                 ------------------------------------
Loan disbursement or conversion of an existing Interest Rate Option shall be made to the Bank orally or in writing, by an Authorized Officer, (i) by 10:00 a.m. (Pittsburgh, Pennsylvania time) on the Business Day of the proposed Term Loan disbursement or conversion to bear interest at the Base Rate Option and
(ii) by 12:00 noon (Pittsburgh, Pennsylvania time) at least two Business Days prior to the proposed Term Loan disbursement or conversion to bear interest at the Euro-Rate Option. Each request shall specify the date on which such disbursement or conversion of an existing Interest Rate Option is to be made, the amount thereof and, if applicable, the Euro-Rate Interest Period therefor. Any oral request for a disbursement or conversion of an existing Interest Rate Option shall be followed immediately by the Borrower's written request therefor. A request from the Borrower pursuant to this

Section 2.2b, with respect to the Term Loan or any portion thereof which is to bear interest at the Euro-Rate Option, shall irrevocably commit the Borrower to accept such Revolving Credit Loan on the date specified in such request.

2.2c             Borrowings.  The obligation of the Borrower to repay on or
                 ----------
before the Term Loan Maturity Date, the aggregate unpaid principal amount of all disbursements made by the Bank under the Term Loan Commitment the Term Loan shall be evidenced by the Term Note substantially in the form of Exhibit "C"
                                                                 -----------
hereto, which shall be executed and delivered to the Bank on the Closing Date. The principal amount actually due and owing the Bank under the Term Note shall be the aggregate unpaid amount of all disbursements made by the Bank under the Term Loan Commitment, all as shown on the Loan Account established pursuant to
Section 2.7 hereof. Each Term Loan disbursement or conversion of an Interest Rate Option shall be in the minimum principal amount of $1,000,000 or if in excess of $1,000,000 in integral multiples of $500,000.

2.2d             Principal Payments on the Term Loan.
                 -----------------------------------

  (i)  Scheduled Principal Payments.  Principal of the Term Loan shall be repaid
       ----------------------------
in twenty-eight (28) consecutive quarterly installments beginning March 31,
1999 and continuing thereafter on the last day of each June, September,
December and March to and including the Term Loan Maturity Date.   Each of
the first twenty four quarterly installments will be in an amount equal to three and one half percent (3.5%) of the principal balance of the Term Loan at the opening of business on January 1, 1999. Each of the twenty-fifth through twenty-eighth quarterly installments will be in an amount equal to four percent (4%) of the principal balance of the Term Loan at the opening of business on January 1, 1999.

  (ii) Voluntary Prepayments.  The Borrower, subject to the terms hereof, shall
      ---------------------
have the right, at its option, to prepay the Term Loan in whole at any time or in part from time to time. Each partial voluntary prepayment of the Term Loan shall be in the minimum amount of $1,000,000 or, if in excess of $1,000,000, in integral multiples of $500,000. The Borrower shall give the Bank not less than two (2) Business Days' prior written notice of each prepayment specifying the aggregate principal amount to be prepaid and the date of prepayment. Notice of prepayment having been given as aforesaid, the principal amount specified in such notice shall be due and payable on the prepayment date.

  (iii) Mandatory Principal Prepayments.  In addition to the payments required
        -------------------------------
pursuant to Subsection 2.2(c)(i) above, the Borrower shall make the following prepayments:

     (A)  Asset Sales.  The Borrower shall pay to the Bank, as a mandatory
          -----------
prepayment of principal on the Term Loan, the Net Cash Proceeds of any disposition of assets permitted by items (ii) and (iii) of Section 6.8, provided, however no such mandatory prepayment of such Net Cash Proceeds need
--------  -------
be made if (I) the Net Cash Proceeds do not exceed in the aggregate $2,500,000 during the term hereof and (II) such Net Cash Proceeds aggregating not more than $2,500,000 are used within one hundred and eighty days of receipt to acquire other Equipment in which the Bank is granted a first and prior Encumbrance.

     (B)  Excess Cash Flow.  On March 31, 1999 and on March 31 of each year
          ----------------
thereafter during the term hereof when the outstanding principal balance of the Term Loan is equal to or greater than $7,500,000, the Borrower shall make a payment on the outstanding principal balance of the Term Loan, in an amount equal to (i) twenty-five percent (25%) of the Consolidated Excess Cash Flow for Fiscal Year 1998 for the payment due March 31, 1999 and (ii) fifty percent (50%) of Consolidated Excess Cash Flow for the immediately preceding Fiscal Year for payments due on and after March 31, 2000. To the extent that the Borrower, in such immediately preceding Fiscal Year, has made voluntary prepayments of principal of the Term Loan, the amount of the mandatory prepayment then due hereunder shall be reduced by the aggregate amount of such voluntary prepayments made in such immediately preceding Fiscal Year.

  (iv) Application of Payment.  Each prepayment of principal of the Term Loan,
       ----------------------
whether voluntary or mandatory shall be applied against the unpaid principal installments of the Term Loan in the inverse order of their normal maturity.

2.3             Interest.
                --------

2.3a            Interest Rate.
                -------------

  (i)  Revolving Credit Loans.  During the term hereof, all Revolving Credit
       ----------------------
 Loans outstanding hereunder shall bear interest as a rate per annum equal to the sum of (i) the Base Rate minus the Applicable Margin.
                              -----

  (ii) Term Loan.  During the term hereof, the Borrower, in accordance with the
       ---------
provisions of this Section 2.3 shall have the option of electing from time to time one or more Interest Rate Options set forth below to be applied by the Bank to all or a portion of the Term Loan.

     (A)  Base Rate Option.  Under the Base Rate Option the Borrowing Tranche
          ----------------
of the Term Loan bearing interest as such Option shall bear interest at the Base Rate plus the Applicable Margin.
          ----

     (B)  Euro-Rate Option.  Under the Euro-Rate Option the Borrowing Tranches
          ----------------
of the Term Loan bearing interest at such Option shall bear interest at a rate per annum equal to the sum of the Euro Rate plus the Applicable Margin.
                                            ----

2.3b             Adjustments to Interest Rates.
                 -----------------------------

  (i)  Changes in Applicable Margin.  The Applicable Margin shall be adjusted as
       ----------------------------
of the first day of each Fiscal Quarter based upon the ratio of the Borrower's

Consolidated Total Indebtedness to EBITDA Ratio as shown in the Compliance Certificate for the immediately preceding Fiscal Quarter.

  (ii)  Changes in Prime Rate or Federal Funds Effective Rate.  The Base Rate
        -----------------------------------------------------
shall be adjusted from time to time, without notice to the Borrower, as necessary to reflect any changes in the Prime Rate or in the Federal Effective Funds Rate, as applicable, which adjustments shall be automatically effective on the day of any such change.

  (iii)  Changes in Euro-Rate Reserve Percentage.  The Euro-Rate Option shall
         ---------------------------------------
be adjusted from time to time, without notice to the Borrower, as necessary to reflect any changes in the Euro-Rate Reserve Percentage, which adjustments shall be automatically effective on the day of such change.

  (iv) Event of Default.  Upon the occurrence of and during the continuance of
       ----------------
an Event of Default, the outstanding principal amount of the Loans shall bear interest from the date of such occurrence at a rate per annum which is equal to 2% (200 basis points) in excess of the rate or rates which would then otherwise in effect pursuant to this Section 2.3 with respect to such Loans.

2.3c             Interest Payment Dates

  (i)  Revolving Credit Interest Payment Dates.  Interest on the Revolving
       ---------------------------------------
Credit Loans will be due and payable on or about the last date of each month and will be charged to the Parent Account or another account created by the Bank to implement the Working Cash Agreements. In the event that there is insufficient Credit in the Parent Account or such other account to pay interest, the Bank will advance funds on behalf of the Borrower as provided by Subsection 2.1c hereof to the extent the Borrower has availability under the Revolving Credit Commitment. If not paid by one of the two foregoing alternates interest will be immediately due and payable by the Borrower. The foregoing notwithstanding, automatic payments of interest pursuant to this Subsection 2.3c shall be based exclusively on the Prime Rate less the Applicable Margin. In the event that the sum, of Federal Funds Effective Rate plus fifty (50) basis points is, for any
                                     ----
period during any month, greater than the Prime Rate a separate billing for additional interest due shall be sent to the Borrower. Such additional interest shall be due and payable within ten (10) days.

  (ii)  Term Loan Interest Payment Dates.  Interest due on the outstanding Base
        --------------------------------
Rate Borrowing Tranche shall be payable monthly in arrears on the last day of each month for the period just ended, with the first such payment due on February 28, 1998. Interest due on each outstanding Borrowing Tranche of the Term Loan bearing interest under the Euro-Rate Option shall be payable on the last day of the relevant Euro-Rate Interest Period. All accrued and unpaid interest on the Term Loan shall be due and payable on the Term Loan Maturity Date. After any maturity of any Note or the Obligations, whether on a scheduled maturity date, by acceleration or otherwise, all accrued and unpaid interest shall be due and payable on demand until all amounts due hereunder are paid in full.

2.3d    Method of Calculation.  The interest rate shall be calculated
        ---------------------
on the basis of the actual number of days elapsed, using a year of 360 days. Interest for any period shall be calculated from and including the first day thereof to but not including the last day thereof.

2.3e    Interest Rate Option Elections, Renewals and Conversions.
        --------------------------------------------------------
Subject to the remaining provisions of this Agreement, the Borrower shall have the option to elect to have all or any Borrowing Tranches bear interest at either of the Interest Rate Options and shall have the right to renew elections of Interest Rate Options and convert Borrowing Tranches to other Interest Rate Options. Notice of the Borrower's election shall be made in accordance with
Section 2.2b. Elections of, conversions to or renewals of the Base Rate Option shall continue in effect until converted to the Euro-Rate Option. Elections of, conversions to or renewals of the Euro-Rate Option shall expire as to each such Euro-Rate Option at the expiration of the applicable Euro-Rate Interest Period. Any Borrowing Tranches outstanding for which no elections have been made shall bear interest under the Base Rate Option.

2.3f    Limitation on Election of Euro-Rate Options. Each election of the
        -------------------------------------------
Euro-Rate Option or the prepayment of all or any Euro-Rate Loans shall be in the minimum principal amount of $1,000,000 or, if in excess of $1,000,000, in integral multiples of $500,000. At no time during the term hereof may there be more than a total of five (5) separate Term Loan Borrowing Tranches in effect, no more than four (4) of which may bear interest at the Euro-Rate Option. Upon the occurrence and during the continuance of an Event of Default, the Borrower's right to elect, renew or convert to Euro-Rate Loans shall be suspended.

2.3g    Special Provisions Relating to Euro-Rate Option.
        -----------------------------------------------

  (i)  Euro-Rate Unascertainable.  In the event that on any date on which a
       -------------------------
Euro-Rate would otherwise be set the Bank shall have determined in good faith (which determination shall be final and conclusive) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Euro-Rate, the Bank shall give prompt notice of such determination to the Borrower and the other Lenders, and until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer exist, the right of the Borrower to borrow under, renew or convert to the Euro-Rate Option shall be treated as a request to borrow under, renew or convert to the Base Rate Option.

  (ii)  Illegality of Offering Euro-Rate.  If the Bank shall determine in
        --------------------------------
good faith, which determination shall be final and conclusive, that compliance by the Bank with any applicable Governmental Rule (whether or not having the force of law), or the interpretation or application thereof by any Governmental Authority has made it unlawful for the Bank to make or maintain Euro-Rate Loans, the Bank shall give notice of such determination to the Borrower. Notwithstanding any provision of this Agreement to the contrary, unless and until the Bank shall give notice to the Borrower that the circumstances giving rise to such determination no longer apply:

     (A) with respect to any Euro-Rate Interest Periods thereafter commencing, interest on the corresponding Euro-Rate Loans shall be computed and payable under the Base Rate Option; and

     (B) on such date, if any, as shall be required by law, any Euro-Rate Loans then outstanding shall be automatically renewed at the Base Rate Option; and the Borrower shall pay to the Bank the accrued and unpaid interest on such Euro-Rate Loans to (but not including) such renewal date.


     The Borrower shall pay the Bank any additional amounts reasonably necessary to compensate the Lenders for any out-of-pocket costs incurred by the Bank as a result of any renewal pursuant to item (B) above on a day other than the last day of the relevant Euro-Rate Interest Period, including, but not limited to, any interest or fees payable by the Bank to lenders of funds obtained by it to loan or maintain the Loans so converted. The Bank shall furnish to the Borrower a certificate showing the calculation of the amount necessary to compensate the Bank for such costs (which certificate, in the absence of manifest error, shall be conclusive), and the Borrower shall pay such amount to the Bank, as additional consideration hereunder, within ten (10) days of the Borrower's receipt of such certificate.


  (iii)  Inability to Offer Euro-Rate. In the event that the Bank shall
         ----------------------------
determine, in its sole discretion, that it is unable to obtain deposits in the London interbank market in sufficient amounts and with maturities related to the Euro-Rate Loans which would enable the Bank to fund such Euro-Rate Loans, then the Bank shall immediately notify the Borrower that the right of the Borrower to borrow under, convert to or renew the Euro-Rate Option shall be suspended. Following notification of the suspension of the Euro-Rate Option, the Borrower agrees to negotiate with the Bank for a modified Euro-Rate which will allow the Bank to realize its anticipated and bargained-for yield. In the event that the Borrower and the Bank cannot agree on a modified Euro-Rate, any notice of borrowing under, conversion to or renewal of the Euro-Rate Option which was to become effective during the period of suspension shall be treated as a request to borrow under, convert to or renew the Base Rate Option with respect to the principal amount specified therein.

  (iv)  Indemnity.  In addition to the other provisions of this Section 2.3g,
        ---------
the Borrower hereby agrees to indemnify the Bank against any loss or expense which the Bank may sustain or incur as a consequence of any default by the Borrower in failing to make any borrowing, conversion or renewal hereunder to bear interest at the Euro-Rate Option on the scheduled date, in failing to make when due (whether by declaration, acceleration or otherwise) any payment of any Euro-Rate Loan or in making any payment or prepayment of any Euro-Rate Loan or any part thereof on any day other than the last day of the relevant Euro-Rate Interest Period, including but not limited to any loss of profit, premium or penalty incurred by the Bank in respect of funds borrowed by it for the purpose of making or maintaining any Euro-Rate Loan as determined in good faith by the Bank in the exercise of its sole but reasonable discretion. The Bank shall furnish to the Borrower a certificate showing the calculation of the amount of any such loss or expense (which certificate, absent manifest error, shall be conclusive), and the Borrower shall pay such amount to the affected Bank within ten days of the Borrower's receipt of such certificate.

2.4             Yield Protection; Indemnity.
                ---------------------------

2.4a             Yield Protection.  If any Governmental Rule or the
                 ----------------
interpretation or application thereof by any court or any Governmental Authority charged with the administration thereof, or the compliance with any guideline or request from any central bank or other Governmental Authority, whether or not having the force of law:

  (i) subjects the Bank to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind hereunder (other than any tax imposed or based upon the income of the Bank and payable to any Governmental Authority or taxing authority of the United States of America or any state thereof) or changes the basis of taxation of the Bank with respect to payments by the Borrower of principal, interest or other amounts due from the Borrower hereunder (other than any change which affects, and to the extent that it affects, the taxation by the United States of America or any state thereof of the total net income of the Bank), or

  (ii) imposes, modifies or deems applicable any reserve, special deposit, special assessment or similar requirements against assets held by, deposits with or for the account of or credit extended by the Bank, or

  (iii) imposes upon the Bank any other condition with respect to this Agreement,

and the result of any of the foregoing is to increase the cost to the Bank, reduce the income receivable by the Bank, reduce the rate of return on the Bank's capital or impose any expense upon the Bank by an amount which the Bank in its sole but reasonable discretion deems to be material, the Bank shall from time to time notify the Borrower of the amount determined by the Bank (which determination, absent manifest error, shall be conclusive) to be reasonably necessary to compensate the Bank (on an after-tax basis) for such increase in cost, reduction in income, reduction in rate of return or additional expense, setting forth the calculations therefor, and the Borrower shall pay such amount to the Bank, as additional consideration hereunder, within 10 days of the Borrower's receipt of such notice.

2.4b             Method of Calculation.  In determining the amount due the Bank
                 ---------------------
hereunder by reason of the application of this Section 2.4, the Bank may use any reasonable averaging or attribution method; provided, however, that the Bank
                                            -----------------
must use reasonable efforts to minimize such losses and costs.

2.5             Capital Adequacy.  If (i) any adoption of, change in or
                ----------------
interpretation of any Governmental Rule, or (ii) compliance with any guideline, request or directive of any central bank or other Governmental Authority or quasi-Governmental Authority exercising control over banks or financial institutions generally, including but not limited to regulations set forth at 12 C.F.R. Part 3 (Appendix A), 12 C.F.R. Part 208 (Appendix A), 12 C.F.R. Part 225 (Appendix A) and 12 C.F.R. Part 325 (Appendix
A) or any court requires that the commitments of the Bank hereunder be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by the Bank or any corporation controlling the Bank (a "Capital Adequacy Event"), the result of which is to reduce the rate of return on the Bank's capital as a consequence of such commitments to a level below that which the Bank could have achieved but for such Capital Adequacy Event, taking into consideration the Bank's policies with respect to capital adequacy, by an amount which the Bank reasonably deems to be material, the Bank shall promptly deliver to the Borrower a statement of the amount necessary to compensate the Bank for the reduction in the rate of return on its capital attributable to such commitments (the "Capital Compensation Amount"). The Bank shall determine the Capital Compensation Amount in good faith, using reasonable attribution and averaging methods. The Bank shall from time to time notify the Borrower of the amount so determined (which determination, absent manifest error, shall be conclusive). Such amount shall be due and payable by the Borrower to the Bank 10 Business Days after such notice is given.

2.6             Payments.  All payments of principal, interest, fees, costs
                --------
and other amounts due hereunder and under the other Loan Documents not credited to the Bank directly pursuant to the terms hereof or of the Working Cash Sweep Agreement shall be made by the Borrower to the Bank at the Bank's principal office at One PNC Plaza, Fifth Avenue and Wood Street, Pittsburgh, Pennsylvania 15222, Attention: Metals Group, not later than 12:00 noon (Eastern time) on the due date. All such payments with respect to the Loans shall be immediately good funds when delivered by the Borrower to the Bank.

2.7             Loan Account.  The Bank shall open and maintain on its books
                ------------
a Loan Account in the Borrower's name with respect to Loans made, repayments, prepayments, the computation and payment of interest and other amounts due and sums paid to the Bank hereunder and under the other Loan Documents. Such Loan Account shall be conclusive and binding on the Borrower as to the amount at any time due to the Bank from the Borrower except in the case of manifest error in computation.

2.8             Fees.
                ----

2.8a             Letter of Credit Fees.  The Borrower shall pay all Letter of
                 ---------------------
Credit Fees in accordance with the terms of the relevant application for Letter of Credit or the Reimbursement Agreement, as the case may be.

2.8b             Commitment Fee.  The Borrower shall pay to the Bank, on the
                 --------------
last day of each March, June, September and December during the term of the Revolving Credit Commitment and on the Revolving Credit Termination Date, a Commitment Fee calculated on the basis of the actual number of days elapsed, using a year of 360 days, at the rate of 1/2 of 1% per annum on the average daily (computed at the opening of business) unused amount of the

Revolving Credit Commitment (i.e., the Revolving Credit Commitment less the Outstanding Revolving Credit Amount) for the Fiscal Quarter then ended. The first payment of the Commitment Fee under this Agreement shall be due on March 31, 1998, shall be for the period beginning January 1, 1998 and include the commitment fee due and unpaid under the Original Agreement and the Commitment Fee hereunder. The Commitment Fee shall no longer accrue with respect to portions of the Revolving Credit Commitment which became permanently unavailable to the Borrower as a result of permanent reductions to the Revolving Credit Commitment made pursuant to Section 2.1b.

2.8c             Term Loan Commitment Fee.  The Borrower shall pay to the Bank
                 ------------------------
on the last day of March, June and September 1998 a Term Loan Commitment Fee calculated on the basis of the actual number of days elapsed, using a year of 360 days at a rate of 1/2 of 1% per annum on the average daily (computed at the opening of business) unused amount of the Term Loan Commitment (i.e., the Term Loan Commitment less the outstanding principal amount of the Term Loan) for the period or Fiscal Quarter then ended.

2.8d             Closing Fee.  The Borrower shall pay the Closing Fee on the
                 -----------
Closing Date.

2.9             Payment From Accounts Maintained by Borrower.  In the event
                --------------------------------------------
that any payment of principal, interest, Commitment Fee, Term Loan Commitment Fee, Letter of Credit Fee, other Fee or expense or any other amount due the Bank under any of the Loan Documents is not paid when due, the Bank is hereby authorized to effect such payment by debiting the Parent Account or any deposit account of the Borrower now or in the future maintained with the Bank by the Borrower either individually or with another Person. This right of debiting accounts of the Borrower is in addition to any right of setoff accorded the Bank hereunder or by operation of law.


ARTICLE 3. SET-OFF AND SECURITY INTERESTS

3.1             Set-Off.  To secure the repayment and performance of the
                -------
Obligations, the Borrower hereby gives to the Bank and any Participant a lien and security interest upon and in any of the Borrower's property, credits, securities or Money which may at any time be delivered to, or be in the possession of, or owed by the Bank and any Participant in any capacity whatever, including the balance of any deposit account, maintained by the Borrower with the Bank or the Participant, as the case may be. The Borrower hereby authorizes the Bank and any Participant, at any time and from time to time upon the occurrence and during the continuance of an Event of Default, at the Bank's or the Participant's option, to apply, at the discretion of the Bank or the Participant, to the payment of the Obligations, any and all such property, credits, securities or Money now or hereafter in the hands of the Bank or the Participant or belonging or owed to the Borrower.

3.2             Personal Property.  To secure the repayment of the
                -----------------
Obligations, the Borrower hereby grants to the Bank a first and prior lien and security interest, junior only to Permitted

Encumbrances, in all of its Equipment, Fixtures, Goods, Inventory, Accounts, Chattel Paper, Documents, General Intangibles and Instruments, all as more fully described in the Security Documents.

3.3             Security Agreement.      To further evidence the grant of the
                ------------------
first and prior liens and security interests set forth in Section 3.2, the Borrower, on or prior to the Closing Date, shall execute and deliver to the Bank
(A) a Security Agreement substantially in the form of Exhibit "D", and (B) any
                                                      -----------
Uniform Commercial Code financing statements requested by the Bank.

3.4             Real Property Interests.  As additional security for the
                -----------------------
Obligations, the Borrower, on or prior to the Closing Date, shall grant to the Bank a first and prior mortgage lien and security interest on certain real property owned or leased by it, as such property is described in Schedule 4.14,
                                                                 -------------
and shall evidence the grant of such mortgage lien and security interest by executing and delivering to the Bank a Mortgage substantially in the form of

Exhibit "F-1" as amended including, without limitation, by amendments
-------------
substantially in the form of Exhibit "F-2" and Exhibit "F-3", together with all
                             -------------     -------------
Uniform Commercial Code financing statements reasonably requested by the Bank.

3.5             Landlord's Waivers.  The Borrower shall deliver to the Bank,
                ------------------
on or prior to the Closing Date, and from time to time during the term hereof, a fully-executed Landlord's Waiver substantially in the form of Exhibit "G", for
                                                              -----------
each of the real property locations leased by the Borrower as lessee from time to time where any Collateral is located.


ARTICLE 4. REPRESENTATIONS AND WARRANTIES

  To induce the Bank to enter into this Agreement and to make the Loans and the other extensions of credit herein provided for, the Borrower makes the following representations and warranties to the Bank:

4.1             Existence.  The Borrower is a corporation duly organized,
                ---------
validly existing and in good standing under the laws of the State of Delaware and the Borrower is duly qualified or licensed and in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of its activities or the ownership of its properties makes such qualification or licensing necessary. Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Holdings is duly qualified or licensed and in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of its activities or the ownership of its properties makes such qualification or licensing necessary.

4.2             Capitalization; Ownership; Title to Shares.  The authorized
                ------------------------------------------
capital stock of the Borrower consists of 10,000,000 shares of common stock and 2,000,000 shares of preferred stock, of which, as of December 31, 1997, [6,290,832] shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. All of the issued and outstanding shares of capital stock of the Borrower are fully paid and nonassessable. There are no options, warrants or other rights outstanding to purchase any shares of the Borrower, nor are any securities of the Borrower convertible into or exchangeable for its capital stock, except as shown on Schedule 4.2.
                          ------------

4.3             Subsidiaries and Other Investments.  The Borrower has no
                ----------------------------------
Subsidiaries except Holdings, and it has no other ownership interests in any other Person.

4.4             Power and Authority.  The Borrower and Holdings each has the
                -------------------
lawful power to own or lease its properties and to engage in the business it now conducts or proposes to conduct. The Borrower is duly authorized to enter into, execute, deliver and perform all of the terms and provisions of this Agreement, the Notes and the other Loan Documents to which it is a party, to incur the Obligations and to perform its obligations under the Loan Documents to which it is a party. All necessary corporate action required to authorize the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents has been properly taken by the Borrower.

4.5             Validity and Binding Effect.  This Agreement has been, and
                ---------------------------
each other Loan Document will be, duly executed and delivered by the Borrower. This Agreement and the other Loan Documents, when delivered by the Borrower pursuant to the provisions hereof, will constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as such enforceability may be limited by the availability of equitable remedies.

4.6             No Conflict.  The execution and delivery of this Agreement
                -----------
and the other Loan Documents by the Borrower and the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by it will not conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the Borrower's certificate of incorporation, by-laws, or other organizational documents, (ii) any Governmental Rule or (iii) any material agreement, instrument, order, writ, judgment, injunction or decree to which the Borrower is a party or by which it is bound or to which it is subject, or will result in the creation or enforcement of any Encumbrance whatsoever upon any property, whether now owned or hereafter acquired, of the Borrower, except for Permitted Encumbrances.

4.7             Financial Matters.
                -----------------

4.7a             Historical Financial Statements.  The Borrower has delivered to
                 -------------------------------
the Bank its audited financial statements for the Fiscal Year ended December 31, 1996 and its unaudited financial statements for the nine-month period ended September 30, 1997. Such financial statements are complete and correct in all material respects, subject to ordinary and usual year-end adjustments, and fairly present the financial condition of the Borrower in all material respects and the results of its operations as of the dates and for the periods referred to, and have been prepared in accordance with GAAP consistently applied throughout the periods involved. The Borrower has no material liabilities, whether direct or indirect, fixed or contingent, and no liability for taxes, long-term leases or unusual forward or long-term commitments as of the date of such financial statements which are not reflected in such financial statements or in the notes thereto.

4.7b             Financial Projections.  The Borrower has delivered to the Bank
                 ---------------------
financial projections of the Borrower the Fiscal Year ending December 31, 1998. Such projections set forth a reasonable range of possible results in light of the history of the Borrower's business, present and foreseeable conditions and the intentions of the Borrower's management. Such projections accurately reflect the liabilities of the Borrower upon consummation of the transactions contemplated hereby as of the Closing Date. No material events have occurred since the preparation of the projections which would cause the projections taken as a whole, not to be reasonably attainable.

4.8             Material Adverse Change.  Since September  30, 1997, no
                -----------------------
Material Adverse Change has occurred.

4.9             Solvency.  The Borrower is, and after giving effect to the
                --------
transactions contemplated pursuant to this Agreement and the other Loan Documents will be, Solvent.

4.10             Litigation.  There are no actions, suits, proceedings or
                 ----------
investigations pending or, to the Borrower's knowledge, threatened against the Borrower's or Holdings' business, operations, properties, prospects, profits or condition (financial or otherwise), at law or in equity, before any Governmental Authority, court or arbitrator which, individually or in the aggregate, if adversely determined, could reasonably be expected to be material or which purport to affect the rights and remedies of the Bank pursuant to this Agreement and the other Loan Documents or which purport to restrain or enjoin (either temporarily, preliminarily or permanently) the performance by either the Borrower or Holdings of any action contemplated by any of the Loan Documents. All pending and, to the Borrower's knowledge, threatened actions, suits, proceedings and investigations affecting the Borrower and Holdings are set forth on Schedule 4.10.
   -------------

4.11             Compliance with Laws.  Each of the Borrower and Holdings
                 --------------------
has duly complied in all material respects with, and all of their respective properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all Governmental Rules applicable to either Borrower or Holdings, their respective properties and the conduct of their respective businesses. Neither the Borrower nor Holdings is in material violation of any Governmental Rule.

4.12             Labor Matters.  Except as described in Schedule 4.12, the
                 -------------                          -------------
Borrower is not a party to any labor contract or collective bargaining agreement, and there are no strikes, work stoppages, material grievances, disputes or controversies with any union or any other organization of the Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization. Each collective bargaining agreement and labor contract listed on Schedule 4.12 is in full force and effect as of the date hereof. The
   -------------
Borrower has not, within the two-year period preceding the date hereof, taken any action which would have constituted or resulted in a "plant closing" or "mass layoff" within the meaning of the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable Federal, state or local law. The procedures by which the Borrower has hired or will hire its employees have complied and will comply in all respects with each collective bargaining agreement to which the Borrower is a party and all applicable Governmental Rules.

4.13             Title to Properties.  (i)  The Borrower has good and
                 -------------------
indefeasible title to, or valid leasehold interests in, all properties and assets purported to be owned or leased by the Borrower, and none of such properties and assets, including, without limitation any such property and assets in which the Bank has been granted a lien and security interest pursuant to the Loan Documents, is subject to any Encumbrance, except for Permitted Encumbrances in existence on the Closing Date. Except as set forth on Schedule
                                                                       --------
4.13, the Borrower has received all deeds, assignments, waivers, consents, non-
----
disturbance and recognition or similar agreements, bills of sale and other documents and instruments, and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect the Borrower's right, title and interest in and to all such property.

        (ii) All real property leased as of the Closing Date by the Borrower (as lessee or lessor) is listed in Schedule 4.13, which sets forth information
                                   -------------
regarding the commencement date, termination date, renewal options (if any) and annual base rents for the years 1998, 1999 and 2000. Each of such leases is valid and enforceable in accordance with its terms and is in full force and effect. The Borrower has delivered to the Bank true and complete copies of each of such leases shown on Schedule 4.13 and all documents
                                       -------------
affecting the rights or obligations of the Borrower, including, without limitation, any non-disturbance and recognition agreements, subordination agreements, attornment agreements and agreements regarding the term or rental of any of the leases. The Borrower is not, and to the best of the Borrower's knowledge no other party is in default of its obligations thereunder or has delivered or received any notice of default under any such lease, nor has any event occurred which, with the giving of notice, the passage of time or both, would cause a default under any such lease, except for defaults which individually or in the aggregate are not material.

  (iii)  The Borrower does not own or hold, and is not obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real estate owned or leased by the Borrower, except as set forth on Schedule 4.13.
                                               -------------

  (iv) All permits, licenses and authorizations required to have been issued or appropriate to enable all real property owned or leased by the Borrower to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those which in the aggregate are not material.

  (v) The Borrower has not received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any real property owned or leased by the Borrower or any part thereof except those which, in the aggregate, are not material.

  (vi) No portion of any real property owned or leased by the Borrower has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition.

  (vii) The exercise by the Bank of its remedies under any of the Security Documents will not result in a default under any of the leases for real property on which any Inventory of the Borrower is located.

  (viii) Holdings has good and in defeasible title to all properties and assets purported to be owned by Holdings and none of such properties and assets, including without limitation any such property and assets in which the Bank has been granted a lien and security interest pursuant to the Loan Documents is subject to any Encumbrance, except for Permitted Encumbrances.

4.14             Tax Returns and Payments.  Each of the Borrower and
                 ------------------------
Holdings has filed all Federal, state, local and other tax returns required by law to be filed. Each of the Borrower and Holdings has paid all taxes, assessments and other governmental charges levied upon the Borrower or Holdings or any of their respective properties, assets, income or franchises which are due and payable, other than (i) those presently payable without penalty or interest, (ii) those which are being contested in good faith by appropriate proceedings which are being diligently conducted and (iii) those which, if not paid, would not, in the aggregate, result in a Material Adverse Change and as to each of items (i), (ii) and (iii) the Borrower has set aside on its books reserves for such taxes, assessments or other governmental charges as are determined to be adequate by application of GAAP consistently applied. The charges, accruals, and reserves on the books of the Borrower and Holdings in respect of Federal, state and local taxes for all fiscal periods to date are adequate, and the Borrower knows of no unpaid assessments for additional Federal, state, local or other taxes which are now due and payable for any such fiscal period or any basis therefor.

4.15             Intellectual Property.  The Borrower owns or licenses all
                 ---------------------
the material patents, patent applications, trademarks, trademark applications, permits, service marks, trade names, copyrights, copyright applications, licenses, franchises, authorizations and other intellectual property rights that are necessary for the operations of its businesses, without infringement upon or conflict with the rights of any other Person with respect thereto. To the best knowledge of the Borrower, no slogan or other advertising, device, product, process, method, substance, part or component or other material now employed, or now contemplated to be employed, by the Borrower infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened. All of the Borrower's material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and authorizations are listed on Schedule 4.15.
                                            -------------

4.16             Insurance.  The Borrower currently maintains insurance
                 ---------
which meets or exceeds the requirements of Section 5.7 hereof and the applicable insurance requirements set forth in the other Loan Documents, and such insurance is provided by reputable and financially sound insurers and is of such types and at least in such amounts as are customarily carried by, and insures against such risks as are customarily insured against by similar businesses similarly situated and owning, leasing and operating similar properties to those owned, leased and operated by the Borrower. All of such insurance policies are valid and in full force and effect. No notice has been given or claim made, and, to the Borrower's knowledge, no grounds exist to cancel or avoid any of such policies or to reduce the coverage provided thereby. All of the Borrower's existing insurance coverage is described on Schedule 4.16.
                                            -------------

4.17             Consents and Approvals.  Except for the filing of Security
                 ----------------------
Documents with the appropriate Governmental Authority, no order, authorization, consent, license, validation or approval of, or notice to, filing, recording, or registration with any Governmental Authority, or the exemption by any such Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any of the Loan Documents or (ii) the legality, binding effect or enforceability of any such Loan Document.

4.18             No Defaults.  No event has occurred and is continuing and
                 -----------
no condition exists which constitutes a Default or an Event of Default. The Borrower is not in violation of (i) any term or provision its certificate of incorporation, by-laws or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be bound or subject.

4.19             Plans and Benefit Arrangements    .  (i)  All Plans and Benefit
                 ------------------------------
Arrangements maintained by the Borrower or any ERISA Affiliate for employees are set forth on Schedule 4.19. Neither the Borrower nor any ERISA Affiliate has
             -------------
made any promises of retirement or other benefits to employees or former employees (A) except as set forth in any Plan or Benefit Arrangement, (B) except for such promises under unfunded plans maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, which in the aggregate are not material in amount and (C) except for any other promises which in the aggregate are not material in amount.

  (ii) Each Plan and Benefit Arrangement has been maintained and administered in all material respects in compliance with ERISA and the Internal Revenue
Code and all rules, orders and regulations issued thereunder.

  (iii)   Except as set forth on Schedule 4.19, the Internal Revenue Service
                                 -------------
has determined that each Plan and Benefit Arrangement which constitutes an employee pension benefit plan as defined in Section 3(2) of ERISA and which is intended to qualify under Section 401(a) of the Internal Revenue Code so qualifies under Section 401(a) of the Internal Revenue Code, and that the trusts related thereto are exempt from tax under the provisions of Section 501(a) of the Internal Revenue Code. Nothing has occurred with respect to any such Plan or Benefit Arrangement or to the related trusts since the date of the most recent favorable determination letter issued by the Internal Revenue Service which has affected or may reasonably be expected to affect adversely such qualification or exemption.

  (iv) The Borrower and each ERISA Affiliate have complied fully in all material respects with their respective obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and Money Purchase Plan. Neither the Borrower nor any ERISA Affiliate has sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code or has applied for an extension of any amortization period under Section 412 of the Code with respect to any Plan or Money
Purchase Plan. Neither the Borrower nor any ERISA Affiliate has failed to make any contribution or payment to any Plan which has resulted or may reasonably be expected to result in the imposition of a lien under ERISA or the Internal Revenue Code against the property or rights to property of the Borrower or any ERISA Affiliate.

  (v) No Unfunded Benefit Liabilities exist with respect to any Plans, and no Unfunded Benefit Liabilities would exist with respect to any Plan if such Plan were terminated immediately.

  (vi) No Reportable Event (other than a Reportable Event described in Section 4043(b) of ERISA or in PBGC Regulation Section 2615.23) has occurred with respect to any Plan.

  (vii) No Termination Event has occurred or is reasonably anticipated to occur with respect to any Plan which has resulted in or which will result in the incurrence by the Borrower or any ERISA Affiliate of any liability to the PBGC under Title IV of ERISA which has not been discharged or satisfied. No such Termination Event is reasonably anticipated to occur which will result in an Encumbrance in favor of the PBGC against the property or rights to property of the Borrower or any ERISA Affiliate.

  (viii) Neither the Borrower nor any ERISA Affiliate which is a "party in interest" (as that term is defined in Section 3(14) of ERISA) or a "disqualified person" (as that term is defined in Section 4975 of the Internal Revenue Code) with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA), has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code) involving any such employee benefit plan which will subject the Borrower or such ERISA Affiliate to the tax or penalty imposed under Section 502(i) of ERISA and Section 4975 of the Internal Revenue Code.

  (ix) Neither the Borrower nor any ERISA Affiliate currently contributes to, or is obligated to contribute to, or is a member of, any Multiemployer Plan. Neither the Borrower nor any ERISA Affiliate has incurred, or is reasonably expected to incur, any Withdrawal Liability to any Multiemployer Plan.

  (x) The Borrower and each ERISA Affiliate has complied in all material respects with all requirements of Sections 10001 and 10002 of the Consolidated Omnibus Budget Reconciliation Act of 1985 (Public Law No. 99-272); Title I, Subtitle B, Part 6 of ERISA; and Section 4980B of the Internal Revenue Code.

  (xi) Neither the Borrower nor any ERISA Affiliate has entered into any transaction described in Section 4069(a) of ERISA.

  (xii) No Benefit Arrangement provides postretirement welfare benefits of any type which will have a material adverse effect on the financial condition of the Borrower and the ERISA Affiliates taken as a whole and which will required to be accounted for in the income statement, balance sheet and footnotes of the financial report of the Borrower or any ERISA Affiliate in the manner described in the Financial Accounting Standards Board, Proposed Statement of Financial Accounting Standards, Employer's Accounting for Postretirement Benefits Other
                      -------------------------------------------------------
Than Pensions, if the same were effective for the current Fiscal Year of the
-------------
Borrower or any ERISA Affiliate.

4.20             Environmental Matters.  (i)  Except as set forth on
                 ---------------------
Schedule 4.20:
-------------

     (A) the Borrower is in material compliance with all applicable Environmental Laws;

     (B) there has been no Contamination or material release of Hazardous Substances, at, upon, under or within any property owned or leased by the Borrower since August 15, 1994, and, to the best of the Borrower's knowledge based exclusively on the Phase I and Phase II environmental site assessments (the Phase II environmental site assets relates only to the Borrower's Titusville property) by Chester Engineers, Inc. and Ground Water Technology, Inc., copies of which have been delivered to the Bank, there has been no Contamination or release of Hazardous Substances on any other property that has migrated or threatens to migrate to any property owned or leased by the Borrower except as may be set forth in the Phase II environmental site assessment;

     (C) to the best of the Borrower's knowledge there are no above ground storage tanks at any property owned or leased by the Borrower;

     (D) there are no transformers, capacitors or other items of Equipment containing PCBs at levels in excess of 49 parts per million, violative of applicable Environmental Law, at any property owned or leased by the Borrower;

     (E) other than materials used or produced, held, transported and disposed of in accordance with all Environmental Laws, the Borrower has not used in its operations, nor stored on properties owned or leased by it Hazardous Substances;

     (F) no Hazardous Substances are present at any property owned or leased by the Borrower in any material amount, except those which are transported, used, stored, disposed of and otherwise handled in accordance with all Environmental Laws, in proper storage containers; and

     (G) All permits and authorizations required under Environmental Laws for all operations of the Borrower have been duly issued and are in full force and effect, including but not limited to those for air emissions, water discharges and treatment, storage tanks and the generation, treatment, storage and disposal of Hazardous Substances.

  (ii) Except as set forth in Schedule 4.20, (A) there are no pending or, to the
                              -------------
best of the Borrower's knowledge, threatened Environmental Claims against the Borrower or any property owned or leased by the Borrower; and (B) there is no condition or occurrence on any property owned or leased by the Borrower that to the best of the Borrower's knowledge could reasonably be anticipated (1) to form the basis of an Environmental Claim against the Borrower or its properties or (2) to cause any property owned or leased by the Borrower to be subject to any restrictions on its ownership, occupancy or transferability under any Environmental Law.

  (iii)  Except as set forth in Schedule 4.20, no notice relating
                                -------------
to Hazardous Substances is contained in any deed relating to any property owned or leased by the Borrower and the Borrower is aware of no facts or conditions on any such property that would require that such a notice be placed in the deed to any such property.

  (iv) Except as set forth in Schedule 4.20, no portion of any property owned or
                              -------------
leased by the Borrower contains asbestos-containing material that is or threatens to become friable.

  (v) The representations and warranties set forth in this Section 4.20 shall survive repayment of the Obligations and the termination of this Agreement and the other Loan Documents.

4.21             Margin Stock.  Neither the Borrower nor Holdings is engaged
                 ------------
principally or as one of its important activities in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U).

4.22             Holdings Business.      Holdings is a Delaware corporation and
                 -----------------
has as its sole business purpose the purchase of, holding of and sale or other disposition of investments permitted pursuant to Section 6.10, the advance of funds to the Borrower pursuant to the Holdings Credit Agreement and the holding of intangible assets.

4.23             Full Disclosure.  Neither this Agreement nor any other
                 ---------------
document, certificate or statement furnished to the Bank by or on behalf of the Borrower pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Borrower which materially and adversely affects the business, property, assets, financial condition, results of operations or prospects of the Borrower or Holdings which has not been set forth in this Agreement or in the other documents, certificates and statements (financial or otherwise) furnished to the Bank by or on behalf of the Borrower or Holdings prior to or on the date hereof in connection with the transactions contemplated hereby.


ARTICLE 5.  AFFIRMATIVE COVENANTS

  From the date hereof and thereafter until the last to occur of (i) the termination of the Revolving Credit Commitment and (ii) the payment in full of the Notes and the other Obligations of the Borrower hereunder, the Borrower agrees, for the benefit of the Bank, that it will comply with each of the following affirmative covenants:

5.1             Use of Proceeds.  Proceeds of the Revolving Credit Loans
                ---------------
shall be used by the Borrower only for general working capital purposes and proceeds of the Term Loan shall be used to acquire and install a bar finishing facility and for general corporate purposes.

5.2             Delivery of Financial Statements and Other Information.
                ------------------------------------------------------
During the term hereof, the Borrower shall deliver or cause to be delivered to the Bank the following financial statements and other information:

5.2a             Annual Reports.  As soon as available and in any event within
                 --------------
90 days after the end of each Fiscal Year of the Borrower, the Borrower shall deliver to the Bank an audited Consolidated balance sheet as of the end of such Fiscal Year and the related audited Consolidated statements of operations and cash flows for such Fiscal Year, each of which shall be prepared in accordance with GAAP consistently applied and setting forth in each case in comparative form the figures for the previous Fiscal Year, when available, all presenting fairly the financial condition of the Borrower in such reasonable detail as the Bank may request from time to time, and all to be accompanied by an unqualified opinion of Price Waterhouse LLP or other certified public accountants acceptable to the Bank.

5.2b             Quarterly Reports.  As soon as available and in any event
                 -----------------
within 30 days after the end of each Fiscal Quarter of each Fiscal Year of the Borrower, the Borrower shall deliver to the Bank (i) an unaudited Consolidated balance sheet as of the end of such month and (ii) the related unaudited Consolidated statements of operations and cash flows for such month and for the period beginning on the first day of the current Fiscal Year through the last day of the Fiscal Quarter for which such financial statements are being delivered, each of which shall be prepared in accordance with GAAP consistently applied and setting forth in each case in comparative form the figures for the month in the prior Fiscal Year, when available, which corresponds to the month for which the statements are being delivered, all presenting fairly the financial condition of the Borrower in such reasonable detail as the Bank may request from time to time and certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer of the Borrower.

5.2c             Compliance Certificate.  Simultaneously with the delivery of
                 ----------------------
each set of financial statements referred to in Sections 5.2a and 5.2b, the Borrower shall deliver to the Bank a completed Compliance Certificate substantially in the form of Exhibit "H", executed by an Authorized Officer, and
                             -----------
containing such additional information as the Bank may request from time to time, (i) stating that the financial statements being delivered with such Compliance Certificate are true, complete and correct, (ii) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 6.4 and 6.5 for the fiscal period in question, (iii) stating (A) whether any Default or Event of Default exists on the date of such certificate, (B) whether any Material Adverse Change has occurred since the date of the previously delivered Compliance Certificate,
(C) whether any event has occurred since the date of the previously delivered Compliance Certificate which may result in a Material Adverse Change; and (D) if any Default or Event of Default, or any Material Adverse Change has occurred during the Fiscal Quarter or Fiscal Year to which the Compliance Certificate relates or is in existence, setting forth the details thereof and the action which the Borrower has taken, is taking or proposes to take with respect thereto.

5.2d             Accountant's Certificate.  Simultaneously with the delivery of
                 ------------------------
each set of annual financial statements referred to in Section 5.2a, the Borrower shall deliver to the Bank a certificate of the certified public accountant preparing such statements stating either that his examination has not disclosed the occurrence or continuance of a Default or an Event of Default or, if his examination has disclosed a Default or an Event of Default, a description of such occurrence.

5.2e             Business Plan.  As soon as available and in any event not more
                 -------------
than 30 days after the end of each Fiscal Year, the Borrower shall deliver to the Bank its annual business plan for the then current Fiscal Year, containing additional information as the Bank may reasonably request from time to time.

5.2f             Other Reports, Information and Notices.  The Borrower will
                 --------------------------------------
deliver or cause to be delivered to the Bank, within the time periods set forth below, the following other reports, information and notices:

  (i)  Auditor's Reports.  As soon as practicable after they have become
       -----------------
available, copies of all other reports and management letters submitted to the Borrower by its accountants in connection with any annual or interim audit of the books of the Borrower made by such accountants.

  (ii)  Reports to Shareholders.  As soon as practicable after they have become
        -----------------------
available, all reports, notices and proxy statements sent by the Borrower to its shareholders.

  (iii)  Securities Reports.  As soon as practicable after they have become
         ------------------
available, all regular and periodic reports, if any, filed by the Borrower with the SEC or any other Governmental Authority succeeding to any of the functions of the SEC or any similar or corresponding board, bureau or agency, or to any state securities commission.

  (iv) Notice of Defaults and Material Adverse Changes.  Promptly after any
     -----------------------------------------------
officer of the Borrower has learned of the occurrence or existence of a Default or Event of Default, or of an event or set of circumstances which has caused or which may cause a Material Adverse Change, telephonic notice thereof specifying the details thereof, the anticipated effect thereof and the action which the Borrower has taken, is taking or proposes to take with respect thereto, which notice shall be promptly confirmed in writing within five days by the president, any vice president or the chief financial officer of the Borrower.

  (v)  Notice of Litigation.  (A) Promptly after the commencement thereof,
       --------------------
written notice of any action, suit, proceeding or investigation before any Governmental Authority, court or arbitrator, affecting the Borrower or Holdings, except for actions, suits, proceedings and investigations which, if adversely determined, would not and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and (B) promptly after any Authorized Officer has notice thereof, written notice of any decision, ruling, judgment, appeal, reversal or other significant action in connection with any existing action, suit, proceeding or investigation before any Governmental Authority, court or arbitrator affecting the Borrower or Holdings, which would or could reasonably be expected to result in a Material Adverse Change.

  (vi) Orders, Etc.  Promptly after receipt thereof, a copy of any material
       ------------
order, writ, decree, judgment, decision or injunction issued by any Governmental Authority in any material proceeding, action, suit or investigation to which the Borrower or Holdings is a party.

  (vii)  ERISA Reports.
         -------------

     (A) As soon as possible, and in any event not later than the date notice is sent to the PBGC, notice of any Reportable Event regarding any Plan and an explanation of any action which has been or which is proposed to be taken with respect thereto;

     (B) concurrent with the filing thereof, a copy of any request to the United States Secretary of the Treasury for a waiver or variance of the minimum funding standards of Section 302 of ERISA and Section 412 of the Internal Revenue Code with respect to any Plan or Money Purchase Plan;

     (C) as soon as possible, but in no event later than 60 days after an officer of the Borrower becomes aware of unfunded accumulated benefit obligations for any Plan, as determined in accordance with the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 87, Employer's Accounting for Pensions, (or any superseding statement thereto),
----------------------------------
written notice of the occurrence of such event;

     (D) upon the request of the Bank, copies of each annual report (Form 5500 Series) with accompanying schedules filed with respect to any Plan or Money Purchase Plan;

     (E) promptly after receipt thereof, a copy of any notice which the Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Money Purchase Plan, or to appoint a trustee to administer any Plan or Money Purchase Plan, or to assert any liability under Title IV of ERISA against the Borrower or any ERISA Affiliate;

     (F) a copy of any notice of assessment of Withdrawal Liability received by the Borrower or any ERISA Affiliate from any Multiemployer Plan;

     (G) as soon as possible, and in no event later than the date notification is sent to the PBGC, notice of the failure by the Borrower or any ERISA Affiliate to make a required installment or other payment under Section 302 of ERISA and Section 412 of the Internal Revenue Code;

     (H) concurrent with the filing thereof, a copy of any Notice of Intent to Terminate any Plan filed under Section 4041(c) of ERISA; and

     (I) promptly after receipt thereof, but without any obligation or responsibility to secure the same, copies of any calculations of estimated Unfunded Benefit Liabilities (or, if applicable, the portions of any estimated Unfunded Benefit Liabilities that would be allocated to the Borrower or any ERISA Affiliate under Sections 4063 and 4064 or Section 4062(e) of ERISA) for any Plans.

  (ix) Notice of Environmental Claims.  Promptly after receipt thereof, the
       ------------------------------
Borrower shall deliver to the Bank a copy of any Environmental Claim.

  (x)  Tax Returns.  The Borrower shall deliver to the Bank, promptly upon the
       -----------
request of the Bank, copies of all Federal, state, local and foreign tax returns and reports filed by the Borrower in respect of taxes measured by income (excluding sales, use and like taxes).

  (xi) Notices of Tax Audits.  Promptly, and in any event within 10 days after
       ---------------------
receipt thereof by the Borrower, the Borrower shall furnish to the Bank a copy of each notice from any Governmental Authority received by the Borrower of such Governmental Authority's intention to audit any Federal, state, local or foreign tax return of the Borrower and a copy of each subsequent notice with respect thereto from any such Governmental
Authority.

5.2g             Additional Information; Visitation.  The Borrower shall deliver
                 ----------------------------------
to the Bank such additional financial statements, reports, financial projections and other information, whether or not financial in nature, as the Bank may reasonably request from time to time. The Borrower will permit the Bank and the Bank's designated employees and agents to have access, at any time and from time to time, upon reasonable notice and during normal business hours, to visit any of the properties of the Borrower, to examine and make copies of any of its books of record and account and such reports and returns as the Borrower may file with any Governmental Authority and discuss the Borrower's affairs and accounts with, and be advised about them by, any Authorized Officer and the Borrower's certified public accountants.

5.3             Preservation of Existence; Qualification.  At its own cost
                ----------------------------------------
and expense, the Borrower will do all things necessary to preserve and keep in full force and effect its and Holdings respective corporate existence and qualification under the laws of the state of their respective incorporation and each state where, due to the nature of their respective activities or the ownership of their respective properties, qualification to do business is required or if not so qualified in any state, the lack of such qualification will not materially affect the Bank's ability to enforce the Agreement, the Notes or the other Loan Documents or materially affect the Borrower's or Holdings' ability to carry on its business.

5.4             Compliance with Laws and Contracts.  The Borrower shall be
                ----------------------------------
and shall cause Holdings to be in material compliance with all applicable Governmental Rules (including, but not limited to, Environmental Laws). The Borrower shall comply and shall cause Holdings to comply with all material provisions of each material contract and agreement to which the Borrower or Holdings is a party.

5.5             Accounting System; Books and Records.  The Borrower shall
                ------------------------------------
maintain a system of accounting established and administered in accordance with GAAP consistently applied and will set aside on its books all such proper reserves as shall be required by GAAP. Further, the Borrower will maintain and will cause Holdings to maintain proper books of record and account in accordance with GAAP in which full, true and correct entries shall be made of all of its respective properties and assets, including but not limited to the Collateral, and its respective dealings and business affairs.

5.6             Payment of Taxes and Other Liabilities.  The Borrower shall
                --------------------------------------
promptly pay and discharge and cause Holdings to promptly pay and discharge all obligations, accounts and liabilities to which it is subject, including but not limited to all taxes, assessments and governmental charges and levies upon it or upon any of its income, profits, or property, prior to the date on which penalties attach thereto; provided, however, that for purposes of this
                          --------  -------

Agreement, neither the Borrower nor Holdings shall be required to pay any tax, assessment, charge or levy (i) the payment of which is being contested in good faith by appropriate and lawful proceedings diligently conducted and (ii) as to which the Borrower shall have set aside on its books reserves for such claims as are determined to be adequate by the application of GAAP consistently applied, but only to the extent that failure to discharge any such liabilities would not result in any additional material liability; and provided, further, that the
                                                 --------  -------
Borrower shall pay all such contested liabilities forthwith upon the commencement of proceedings to foreclose any lien or other Encumbrance which may have attached as security therefor.

5.7             Insurance.  The Borrower shall maintain at all times
                ---------
adequate insurance to the satisfaction of the Bank with the insurers shown on

Schedule 4.16 or other financially sound and reputable insurers acceptable to
-------------
the Bank against such risks of loss as are customarily insured against and in amounts customarily carried by Persons owning, leasing or operating similar properties, including, but not limited to: (i) fire and theft and extended coverage insurance in an amount at least equal to the total full replacement cost of its insurable property, (including boiler coverage, if applicable); (ii) liability insurance on account of injury to persons or property; (iii) insurance which complies with all applicable workers' compensation, unemployment and similar laws; (iv) interruption of the Borrower's business and loss of income;
(v) flood insurance, at any time when any real property of the Borrower on which the Bank has a mortgage is designated to be in an area of special flood hazard; and (vi) such other insurance as the Bank may reasonably request from time to time, all of the foregoing to be acceptable to the Bank at all times during the term hereof. The Borrower shall cause all such insurance to be issued with a long form lender's and mortgagee's loss payable endorsement in favor of the Bank, providing for at least 30 days' written notice to the Bank prior to cancellation and the Borrower shall cause a copy of each policy and an original certificate of insurance to be delivered to the Bank prior to the first extension of credit under this Agreement and no later than 30 days prior to the expiration of any such insurance coverage. The Borrower shall also maintain at all times life insurance policies in the aggregate amount of $2,000,000 on the life of Clarence M. McAninch, which policies shall name the Borrower as beneficiary and which policies may not be assigned to any Person nor borrowed against. Prior to the first extension of credit under this Agreement and thereafter within 90 days of the close of each Fiscal Year, the Borrower will deliver to the Bank a schedule indicating all insurance coverage then in effect for the Borrower, in such detail as the Bank may reasonably request from time to time.

5.8             Maintenance of Properties.  The Borrower shall maintain,
                -------------------------
preserve, protect and keep its properties in good repair, working order and condition (ordinary wear and tear excepted), and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly and advantageously conducted at all times.

5.9             Maintenance of Leases.  The Borrower shall maintain in full
                ---------------------
force and effect all leases for its real properties, and all other leases for personal property if the failure to maintain such personal property lease would constitute a Material Adverse Change.

5.10             Maintenance of Patents, Trademarks, Permits, Etc.      The
                 -------------------------------------------------
Borrower shall maintain in full force and effect, and investigate and prosecute all infringements of, all patents, trademarks, trade names, copyrights and other intellectual property and all licenses, franchises, permits and other authorizations necessary in the judgment of the Borrower for the ownership and operation of its properties and business.

5.11             Bank Accounts.  Except as otherwise provided for herein,
                 -------------
the Borrower shall maintain all of its bank accounts with the Bank.

5.12             Plans and Benefit Arrangements.  The Borrower shall, and
                 ------------------------------
shall cause each ERISA Affiliate to, comply with ERISA, the Internal Revenue Code and all other applicable Governmental Rules which are applicable to Plans and Benefit Arrangements, except where the failure to do so, alone or in conjunction with any other failure, would not result in a Material Adverse Change.

5.13             Environmental Matters and Indemnification.
                 -----------------------------------------

  (i) The Borrower shall be in material compliance with all Environmental Laws.

  (ii) At least annually, the Borrower shall inspect all property owned or leased by it and audit operations thereon to maintain compliance with all Environmental Laws.

  (iii) The Borrower shall employ appropriate technology in order to maintain compliance with all applicable Environmental Laws, including without limitation the replacement or updating, if required, of underground or aboveground storage tanks owned by the Borrower.

  (iv) The Borrower shall investigate and remediate any Contamination in compliance with Governmental Rules, using a reputable environmental remediation firm, and shall inform the Bank in writing from time to time as to the status of any such remediation.

  (v) Following the occurrence of an Event of Default the Bank shall have the right, but not the duty, to enter upon the Collateral and to perform such inspections, testing, sampling and analysis as it deems fit, invasive or otherwise, of soil, groundwater, surface water, air or of Collateral, to ascertain the presence of Contamination or to monitor compliance with the environmental provisions of this Agreement or any of the other Loan
Documents. Following any Event of Default, or upon the discovery of the presence of Contamination or a violation of any environmental provision of this Agreement or the other Loan Documents, the Bank shall have the right, but not the duty, to enter upon such real estate and perform such investigation or remediation as it deems fit in order to protect its security interests and the value of Collateral and such real estate. Any expenses incurred by the Bank under this item (v) shall be at the sole expense of Borrower and shall be indemnified by Borrower pursuant to item (vi) below.

  (vi) The Borrower shall defend and indemnify the Bank and hold it harmless from and against all loss, liability, damage, expense, claims, costs, fines, penalties, assessments (including without limitation, interest on any of the foregoing), reasonable attorneys' fees and reasonable consultants' and contractors' fees, asserted against or suffered or incurred by the Bank which arise, result from or in any way relate to (A) a breach or violation of any Environmental Law, (B) the imposition of any Encumbrance on the Borrower's assets, (C) Contamination or the presence of a Hazardous Substance and (D) an Environmental Claim. The Borrower's obligations hereunder shall arise at the inception or upon the discovery of the event giving rise to the obligation to indemnify, whether or not any Governmental Authority has taken or has threatened any action, so that the Borrower shall bear all expenses from the outset. The Borrower's obligations pursuant to this item (vi) shall survive the termination of this Agreement and the repayment of the Obligations.

5.14             Key Management.  The Borrower shall employ Clarence M.
                 --------------
McAninch as President and Chief Executive Officer, and shall use its best efforts to cause such key manager to continue to serve in such capacity. In the event of the voluntary or involuntary termination of the key manager for any reason, the Borrower shall, as soon as practicable, replace such individual with another qualified manager with comparable management skills and experience in the Borrower's industry and reasonably satisfactory to the Bank.

5.15             Further Assurances; Power of Attorney.  At any time and
                 -------------------------------------
from time to time, upon the Bank's request, the Borrower shall make, execute and deliver, and shall cause any other Person to make, execute and deliver, to the Bank, and where appropriate shall cause to be recorded or filed, and from time to time thereafter to be re-recorded and refiled, at such time and in such offices and places as shall be deemed desirable by the Bank, any and all such further Security Documents, certificates and other documents and instruments as the Bank may consider necessary or desirable in order to effectuate, complete, perfect, continue or preserve the obligations of the Borrower hereunder or under the other Loan Documents and the Encumbrances created hereby and thereby. The Borrower hereby appoints the Bank, and any of its officers, directors, employees and authorized agents, with full power of substitution, upon any failure by the Borrower to take or cause to be taken any action described in the preceding sentence, to make, execute, record, file, re-record or refile any and each such Security Document, instrument, certificate and document for and in the name of the Borrower. The power of attorney granted pursuant to this Section 5.15 is coupled with an interest and shall be irrevocable until all of the Obligations are paid in full, the Revolving Credit Commitment is terminated and all Letters of Credit have expired or have been terminated.

ARTICLE 6.  NEGATIVE COVENANTS

  From the date hereof and thereafter until the last to occur of (i) the termination of the Revolving Credit Commitment and (ii) the payment in full of the Notes and the other Obligations of the Borrower hereunder, the Borrower agrees, for the benefit of the Bank, that it will comply with each of the following negative covenants:

6.1             Indebtedness.  The Borrower shall not nor shall the Borrower
                ------------
permit Holdings to create, incur, assume, cause, permit or suffer to exist or remain outstanding, any Indebtedness, except for:

  (i) Indebtedness owed by the Borrower to the Bank;

  (ii) Indebtedness in existence as of the date hereof as set forth on Schedule
                                                                       --------
6.1, including all extensions and renewals thereof; provided, however that
---                                                 --------  -------
no such extension or renewal may involve an increase in the principal amount of such Indebtedness or any other significant change in the terms thereof;

  (iii)  Indebtedness due under Governmental Loans; provided, however
                                                    --------  -------
that (A) the outstanding principal amount of all such Indebtedness shall not exceed, in the aggregate at any one time outstanding, $6,500,000 and (B) all such Indebtedness (I) must be subject to an Intercreditor Agreement or (II) be subordinated to the repayment of the Obligations, as to security and repayment, in a manner in form and substance satisfactory to the Bank;

  (iv) Indebtedness incurred by the Borrower, other than Indebtedness enumerated in items (i) through (iii) above, incurred after the date hereof; provided,
                                                                  --------
however, that the outstanding principal amount of such Indebtedness shall
-------
not exceed, in the aggregate at any one time, $1,500,000;

  (v) Subordinated Indebtedness incurred by the Borrower and due to Holdings pursuant to the Holdings Credit Agreement; and

  (vi) Indebtedness incurred to finance a Funded Acquisition which indebtedness, if not a Government Loan, must be subordinated to the Bank as to security and payment in a manner in form and substance reasonably satisfactory to the Bank.

6.2             Guarantees.  The Borrower shall not enter into any
                ----------
Guarantees nor permit Holdings to enter into any Guarantees, except for (i) endorsements of negotiable instruments for deposit and collection and similar transactions in the ordinary course of business and (ii) unsecured Guaranties of the Borrower to support the obligations of a wholly owned Subsidiary created pursuant to Section 6.7.

6.3             Encumbrances.  The Borrower shall not nor shall the Borrower
                ------------
permit Holdings to create, assume, incur, permit or suffer to exist any Encumbrance upon any of their respective assets and properties, whether tangible or intangible and whether now owned or in existence or hereafter acquired or created and wherever located, nor acquire nor agree to acquire any assets or properties subject to an Encumbrance, except for:

  (i) The security interests granted to the Bank as security for the Obligations, pursuant to Article 3 hereof and the Security Documents;

  (ii) The Encumbrances in existence as of the date hereof, as listed on

Schedule 6.3;
------------

  (iii)  Permitted Encumbrances; and

  (iv) Encumbrances on real or personal property in favor of sellers, lessors or lenders, in order to secure indebtedness permitted pursuant to items (ii) through (v) of Section 6.1.

6.4             Financial Covenants.
                -------------------

  (i)  Current Ratio.  At all times during the term hereof, the ratio of the
       -------------
Borrower's Consolidated Current Assets to its Consolidated Current Liabilities shall not be less than 1.5:1.0.

  (ii) Minimum Consolidated Tangible Net Worth.  At all times during the term
       ---------------------------------------
hereof, the Borrower's Consolidated Tangible Net Worth shall not be less than:

                                                          Minimum Consolidated
                                          ---------------------------------------------------
Period                                                     Tangible Net Worth
------                                    ---------------------------------------------------
---------------------------------------------------------------------------------------------
From the Closing Date to and including    $25,000,000
 March 30, 1998
---------------------------------------------------------------------------------------------
From March 31, 1998 to and including      An amount equal to the sum of (a) the Minimum
 June 29, 1998                            Consolidated Tangible Net Worth as set forth
                                          immediately above plus (b) 50% of Consolidated Net
                                          Income (if positive) for the Fiscal Quarter ending
                                          March 31, 1998
---------------------------------------------------------------------------------------------
From June 30, 1998 through September      An amount equal to the sum of (a) the required
 29, 1998 and for each successive         Minimum Consolidated Tangible Net Worth for the
 fiscal period thereafter, each such      immediately preceding period plus (b) 50% of
 fiscal period beginning with the last    Consolidated Net Income (if positive) earned
 date of a Fiscal Quarter and             during the Fiscal Quarter ending on the first day
 continuing to the penultimate day of     of the period being tested.
 the next Fiscal Quarter.
---------------------------------------------------------------------------------------------

  (iii)                 Leverage.  The Borrower's ratio of Consolidated Total
                        --------
Indebtedness to EBITDA, shall at all times not exceed 2.50:1.00.

  (iv) Consolidated Debt Service Ratio.  As at the end of each Fiscal Quarter,
       -------------------------------
the ratio of the Borrower's EBITDA to Consolidated Debt Service shall not be less than 2.0:1.0.

6.5             Capital Expenditures.  The Borrower shall not in any Fiscal
                --------------------
Year make Capital Expenditures in excess of $10,0000,000; provided however that for purposes of this Section 6.5 the acquisition and installation of the bar finishing facility to be financed by the proceeds of the Term Loan shall not be treated as a Capital Expenditure.

6.6             Limitation on Dividends.      The Borrower shall not declare or
                -----------------------
pay any dividends on, or make any distributions relating to or returns of capital on, any of its capital stock; provided, however, that, so long as no
                                      --------  -------
Default or Event of Default exists or would be caused by such distribution, the Borrower may pay dividends in any Fiscal Year which do not in the aggregate exceed fifty percent (50%) of the Borrower's Excess Cash Flow for such Fiscal Year.

6.7             Liquidations, Mergers, Consolidations, Acquisitions, Etc.
                ---------------------------------------------------------
The Borrower shall not dissolve, liquidate or wind up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets, capital stock or other equity interests of any other Person, except for:

  (i) the consolidation or merger of any wholly-owned Subsidiary with or into the Borrower or with or into any other wholly-owned Subsidiary;

  (ii)  the creation of Holdings;

  (iii) the creation of a wholly owned Subsidiary to consummate a transaction permitted in items (iv), (v) and (vi) below;

  (iv) mergers, stock acquisitions or asset acquisitions, the cost of which to the Borrower either in the form of capital investment or assumption of liabilities (including without limitation (A) the issuance of a Guaranty permitted by Section 6.2 hereof, (B) a loan or advance permitted by Section 6.9 hereof or (C) investments permitted by Section 6.10 hereof) in the aggregate in any one Fiscal Year is $2,000,000 or less;

  (v) mergers, stock acquisitions or asset acquisitions, the cost of which to the Borrower either in the form of capital investment or assumption of liabilities (including without limitation (A) the issuance of a Guaranty permitted by Section 6.2 hereof (B) a loan or advance permitted by Section
6.9 hereof or (C) investments permitted by Section 6.10 hereof) in the aggregate in any one Fiscal Year is greater than $2,000,000; provided, that
                                                             --------
for each
such merger or acquisition the amount by which such investment or assumption of liabilities exceeds $2,000,000 in the aggregate in any one Fiscal Year shall, immediately upon the consummation of such merger or acquisition, be added to the minimum required amount of the Borrower's Tangible Net Worth for the purposes of Section 6.4; and

  (vi)  a Funded Acquisition.

  The foregoing notwithstanding, no merger, stock acquisition or asset acquisition otherwise permitted by items (iii), (iv) or (v) above shall be permitted unless both immediately prior to and immediately after such merger or acquisition and taking into account such merger or acquisition no Default or Event of Default has occurred and is continuing.

6.8             Dispositions of Assets.  The Borrower shall not sell,
                ----------------------
convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, whether tangible or intangible (including but not limited to sales, assignments, discounts or other dispositions of Accounts, contract rights, Chattel Paper, Equipment or General Intangibles, with or without recourse, and sale/leaseback transactions), except for:

  (i) any sale of Inventory in the ordinary course of business;

  (ii) any sale, transfer or lease in the ordinary course of business of assets which are no longer necessary or required in the conduct of the Borrower's business; and

  (iii) any sale, transfer or lease of assets in the ordinary course of business which assets are replaced by substitute assets acquired or leased by the Borrower; provided, however, that such substitute assets are
                         --------  -------
subject to a first and prior lien and security interest in favor of the Bank to the extent they are not subject to an Encumbrance in favor of the seller or lessor of such assets.

  The foregoing notwithstanding, Net Cash Proceeds aggregating during the term hereof in excess of $2,500,000 derived from a disposition of assets permitted by items (ii) and (iii) hereof shall be applied to reduce the outstanding principal balance of the Term Loan in accordance with the provisions of Section 2.2c hereof.

6.9             Loans and Other Advances.  The Borrower shall not, nor shall
                ------------------------
the Borrower allow Holdings to make loans or other advances of funds, except that (i) the Borrower may make loans or other advances to a wholly owned Subsidiary created pursuant to Section 6.7 to fund acquisitions permitted by
Section 6.7 and (ii) Holdings may advance funds to the Borrower under and pursuant to the Holdings Credit Agreement.

6.10             Investments.  The Borrower shall not at any time nor shall
                 -----------
it allow Holdings at any time purchase, acquire or own any stock, bonds, notes, or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to, any other Person, or become a joint venture partner in any joint venture, or agree, become or remain liable to do any of the foregoing, except for:

  (i) debt securities having a maturity of not more than one year issued or guaranteed by the United States government or by an agency or instrumentality thereof;

  (ii) certificates of deposit, bankers acceptances and time deposits, which in each case mature within one year from the date of purchase thereof and which are issued by a Qualified Bank;

  (iii) commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Borrower either (A) is accorded the highest rating by Standard and Poor's Rating Group, a division of McGraw Hill, Inc. or Moody's Investors Service, Inc. or (B) is issued by the Bank;

  (iv) direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in each case maturing in 12 months or less from the date of acquisition;

  (v)  ownership of the capital stock of Subsidiaries as permitted by Section
6.7 of this Agreement; provided, however, Holdings shall not own the stock of
                       --------  -------
any Subsidiary; and

  (vi) money market funds or income funds with a history of maintaining a stable net asset value per share.

6.11             Affiliate Transactions.  The Borrower shall not enter into
                 ----------------------
or carry out any transaction with an Affiliate (including, without limitation, purchasing property or services from or selling property or services to, any Affiliate or other Person) unless such transaction (i) is not otherwise prohibited by this Agreement, (ii) is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions which are fully disclosed to the Bank and (iii) is in accordance with all applicable Governmental Rules.

6.12             Use of Proceeds.  The Borrower shall not use any proceeds
                 ---------------
of the Loans or any Letter of Credit either directly or indirectly (i) for the purpose of "purchasing or carrying any margin stock" within the meaning of Regulations G, T, U or X, or (ii) (x) to knowingly purchase any Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Security, (y) to knowingly purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary or (z) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by a Section 20 Subsidiary and issued by or for the benefit of the Borrower or an Affiliate of the Borrower.

6.13             Change of Business.  The Borrower (i) shall not engage
                 ------------------
directly or indirectly in any business other than the production, conversion or marketing of specialty and low alloy steels or (ii) shall not allow Holdings to engage in any business except as set forth in Section 4.23.

6.14             Change of Fiscal Year.  The Borrower shall not change its
                 ---------------------
Fiscal Year which now ends on December 31.

6.15             ERISA.  The Borrower shall not:
                 -----

  (i) (A) With respect to any Plan or Money Purchase Plan, incur any material liability for failure to make timely payment of any contribution or installment required under Section 302 of ERISA and Section 412 of the Internal Revenue Code, whether or not waived, or otherwise materially fail to comply with the funding provisions set forth therein, (B) with respect to any Plan or Money Purchase Plan, suffer to exist any lien under Section 302(f) of ERISA or Section 412(n) of the Internal Revenue Code against the property and rights to property of the Borrower or any ERISA Affiliate or
(C) terminate, or permit any ERISA Affiliate to terminate, any Plan or Money Purchase Plan in a manner which could reasonably be expected to result in the imposition of a lien upon the property or rights to property of the Borrower or any ERISA Affiliate pursuant to Section 4068 of ERISA;

  (ii) Engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code) with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA) for which a statutory or administrative exemption is not available under Section 408 of ERISA or Section 4975 of the Internal Revenue Code; or

  (iii) Partially or completely withdraw from any Multiemployer Plan where such withdrawal could reasonably be expected to subject the Borrower or any ERISA Affiliate to Withdrawal Liability.

6.16             Amendments to Certain Documents.  The Borrower shall not
                 -------------------------------
amend in any material respect its certificate of incorporation, by-laws, or other organizational documents, or the Asset Purchase Agreement, the Armco Lease, the several USWA Agreements, the five year power supply contract entered in between the Borrower and Duquesne Light Company on July 27, 1994, without providing at least 10 days' prior written notice to the Bank and, in the event that such amendment would be adverse to the Bank, as determined in the Bank's sole discretion, obtaining the prior written consent of the Bank.


ARTICLE 7.  CONDITIONS TO MAKING EXTENSIONS OF CREDIT

7.1             All Loans.  The obligation of the Bank to make any Loan is
                ---------
subject to the satisfaction of each of the following conditions precedent:

7.1a             Work Cash Sweep Agreement.  No advance pursuant to Section 2.1
                 -------------------------
shall occur if either the Borrower or the Bank has terminated the Working Cash Sweep Agreement.

7.1b             Term Loan Disbursement.  As to each disbursement under the Term
                 ----------------------
Loan Commitment the Bank shall have received a request satisfying the conditions of Section 2.2b.

7.1c             No Default or Event of Default.  The Borrower shall have
                 ------------------------------
performed and complied with all agreements and conditions which are required hereby or by any other Loan Document to be performed or complied with by it prior to such Loan being made and, at the time of such Loan, no Default or Event of Default has occurred and is continuing or will result from the making such Loan.

7.1d             No Material Adverse Change.  At the time of making such Loan,
                 --------------------------
no Material Adverse Change has occurred and is continuing.

7.1e             Representations Correct.  The representations and warranties
                 -----------------------
contained in Article 4 hereof and in the other Loan Documents and otherwise made in writing by or on behalf of the Borrower in connection with the transactions contemplated by this Agreement shall be (i) correct when made and (ii) correct in all material respects at the time of such Loan.

Each request for a Loan whether made orally or in writing, shall be deemed to be, as of the time made, a certification by the Borrower as to the accuracy of the matters set forth in Sections 7.1c, 7.1d and 7.1e.

7.2             Initial Extension of Credit.  The obligation of the Bank to
                ---------------------------
make the first Loan is subject to the satisfaction of each of the following conditions precedent, in addition to the conditions precedent set forth in
Section 7.1:

7.2a             Credit Agreement.  Receipt by the Bank of a fully-executed copy
                 ----------------
of this Agreement.

7.2b             Schedules.  Receipt by the Bank of all schedules and exhibits
                 ---------
to this Agreement and the other Loan Documents prepared by the Borrower, and a determination by the Bank that all exceptions shown on such schedules are satisfactory to it.

7.2c               Notes.  Receipt by the Bank of the Notes, each executed by
                  ------
the Borrower.

7.2d             Security Agreement.  Receipt by the Bank of a Security
                 ------------------
Agreement executed by the Borrower.

7.2e             Financing Statements.  Receipt by the Bank of all Uniform
                 --------------------
Commercial Code financing statements or amendments to existing financing statements requested by it, each signed by the Borrower.

7.2f             Mortgage.  Receipt by the Bank of the Second Amendment to
                 --------
Mortgage executed by the Borrower and in recordable form.

7.2g             Working Cash Agreements.  The Bank shall have received duly
                 -----------------------
executed counterpart originals of the Working Cash Sweep Agreement and the Trust Agreement.

7.2h             Landlord's Waivers.  Receipt by the Bank of Landlord's Waivers
                 ------------------
for the real property location leased by the Borrower pursuant to the Armco Lease executed by the lessor of such location.

7.2i             Subordination Agreement.  Receipt by the Bank of the
                 -----------------------
Subordination Agreement duly executed by a Borrower and Holdings.

7.2j             Deposit Account; Lockbox Agreements.  Receipt by the Bank of
                 -----------------------------------
(i) evidence satisfactory to it that the Borrower has opened a deposit account with the Bank, (ii) the fully-executed Lockbox Agreement.

7.2k             Hazard Liability Insurance.  Receipt by the Bank of (i) copies
                 --------------------------
of the Borrower's insurance policies, containing long-form lender loss payable and mortgagee endorsements satisfactory to the Bank and which in all other respects comply with the requirements of Sections 4.17 and 5.7 and the insurance requirements set forth in the other Loan Documents, (ii) satisfactory evidence of flood insurance and (iii) current insurance certificates for all such policies.

7.2l             Lien Searches.  Receipt by the Bank of UCC, tax lien and
                 -------------
judgment searches satisfactory to the Bank.

7.2m              Business Plan.  Receipt by the Bank of the Borrower's business
                  -------------
plan for the Fiscal Year ending December 31, 1998 in form and substance satisfactory to the Bank.

7.2n             Corporate Documents of Borrower.  Receipt by the Bank of the
                 -------------------------------
following corporate documents for the Borrower:

  (i) a copy of its certificate of incorporation, certified as true and correct by the Secretary of State of the state of its incorporation not more than 30 days prior to the date hereof;

  (ii) good standing certificates issued by the Secretaries of State of the state where the Borrower is incorporated and each state where the Borrower is required to be qualified to do business, each dated not more than 30 days prior to the date hereof;

  (iii) resolutions of its board of directors authorizing the execution of the Loan Documents and the performance by the Borrower pursuant thereto, certified by the secretary of the Borrower as being true, correct, complete and in effect as of the Closing Date and in form and substance satisfactory to the Bank;

  (iv) a copy of its by-laws and all amendments thereto, certified by the secretary of the Borrower as being true, correct, complete and in effect; and

  (v) an incumbency certificate for the Borrower, showing the names of the officers of the Borrower, their respective titles and containing their true signatures.

7.2o             Opinion of Counsel.  Receipt by the Bank of an opinion of
                 ------------------
counsel to the Borrower, Paul A. McGrath, Esquire, addressed to the Bank and in all respects satisfactory to the Bank.

7.2p             No Default Certificates.  Both on the Closing Date and on the
                 -----------------------
Funding Date (after giving effect to the Loan or other extension of credit made on the Funding Date) receipt by the Bank of a certificate executed by an Authorized Officer, stating that, as of such date, and no Default or Event of Default exists or will exist after giving effect to the transaction entered into by the Borrower under the Loan Documents, no Material Adverse Change has occurred and all representations and warranties made by the Borrower in the Agreement and the other Loan Documents are true and correct as of such date.

7.2q             Cash Management Agreements.  Receipt by the Bank of the various
                 --------------------------
documents each executed by the Borrower required by the Bank to establish the various accounts required to implement the cash management program agreed upon between the Borrower and the Bank.

7.2r             Request for Initial Disbursement.  Receipt by the Bank of
                 --------------------------------
written instructions addressed to the Bank and executed by the Borrower, instructing the Bank as to the disbursement of the Loans to be made on the Funding Date, and containing complete wire transfer instructions, if applicable.

7.2s             Closing Fee.  Receipt by the Bank of the Closing Fee.
                 -----------

7.2t             Legal Fees.  Receipt by the Bank's counsel, Tucker Arensberg,
                 ----------
P.C., of the legal fees and expenses incurred by it in connection with the preparation and negotiation of the Loan Documents and the closing.


ARTICLE 8.        EVENTS OF DEFAULT; REMEDIES

8.1             Events of Default.  Each of the following events shall
                -----------------
constitute an Event of Default:

8.1a             Nonpayment of Obligations.  The Borrower shall default (i) in
                 -------------------------
any payment of principal of either Note when due and such default in the payment of principal shall have continued for a period of two Business Days after such due date or (ii) in the payment of interest on either Note when due or in the payment of any of the Fees, expenses or other amounts due hereunder or under any of the other Loan Documents when due, and such default in payment of interest, Fees, expenses or other amounts shall have continued for a period of five Business Days after such due date.

8.1b             Nonpayment of Other Indebtedness.  The Borrower shall (i)
                 --------------------------------
default in the payment of any other Indebtedness, which Indebtedness has an aggregate principal outstanding balance of $100,000 or more, when such payment is due (whether by acceleration or otherwise) and any applicable grace periods with respect thereto have expired, or (ii) default in the performance of any term of any agreement under which any such Indebtedness is created, if the effect of any default described in this item (ii), after the expiration of any grace periods applicable thereto, is to cause such Indebtedness to become, or to permit the holder or holders of such Indebtedness (or any Person on behalf of such holder) to declare such Indebtedness due prior to its stated maturity.

8.1c             Insolvency, Etc.
                 ----------------

  (i)  Involuntary Proceedings.  A proceeding shall have been instituted in a
       -----------------------
court having jurisdiction seeking a decree or order for relief in respect of the Borrower or Holdings in an involuntary case under the Federal bankruptcy laws, or any other similar applicable Federal or state law, now or hereafter in effect, or for the appointment of a receiver, liquidator, trustee, sequestrator or similar official for the Borrower or Holdings or for a substantial part of their respective property, or for the winding up or liquidation of their respective affairs, and such shall remain undismissed or unstayed and in effect for a period of 60 days.

  (ii) Voluntary Proceedings.  The Borrower or Holdings shall institute
     ---------------------
proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Federal bankruptcy laws, or any other similar applicable Federal or state law now or hereinafter in effect, or shall consent or acquiesce to the filing of any such petition, or shall consent to or acquiesce in the appointment of a receiver, liquidator, trustee, sequestrator or similar official for the Borrower or Holdings or for a substantial part of their respective property, or shall make an assignment for the benefit of creditors, or shall be generally unable to pay their respective debts generally as they become due, or action shall be taken by the Borrower or Holdings in furtherance of any of the foregoing.

8.1d             Dissolution; Cessation of Business.  The Borrower shall
                 ----------------------------------
terminate its existence or cease to exist or permanently cease operations.

8.1e             ERISA.  (i)  One or more of the following events occur which
                 -----
results in or could result in liability to the Borrower:

     (A) A Notice of Intent to Terminate any Plan (including any Plan of an ERISA Affiliate) is filed under Section 4041(c) of ERISA;

     (B) Proceedings shall be instituted for the appointment of a trustee by the appropriate United States court to administer any Plan (including any Plan of an ERISA Affiliate);

     (C) the PBGC shall institute proceedings to terminate any Plan (including any Plan of an ERISA Affiliate) or to appoint a trustee to administer any such Plan;

     (D) A notice assessing Withdrawal Liability with respect to any Multiemployer Plan (including any Multiemployer Plan of an ERISA Affiliate) shall have been received by the Borrower or any ERISA Affiliate; or

  (ii) Any Governmental Rule is adopted, changed or interpreted by any Governmental Authority or agency or court with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements which, in the reasonable opinion of the Bank, could have a material adverse effect on the priority of any lien or security interest in favor of the Bank as established or described in this Agreement or the other Loan Documents.

8.1f             Adverse Judgments.  The aggregate amount of final judgments
                 -----------------
against the Borrower or Holdings for which no further appellate review exists shall, at any one time, exceed, by $50,000 or more, the aggregate amount of insurance proceeds available to pay such judgments.

8.1g             Failure to Take Certain Action.  The Borrower shall fail to
                 ------------------------------
take measures satisfactory to the Bank, within 30 days after notice to the Borrower by the Bank, with respect to any action, suit, investigation, proceeding or Environmental Claim then pending or threatened against the Borrower the outcome of which, in the judgment of the Bank, may be material.

8.1h             Failure to Comply with Loan Documents.
                 -------------------------------------

  (i)  Failure to Comply with Negative Covenants.  The Borrower shall default in
       -----------------------------------------
the due performance or observance of any covenant contained in Article 6 of this Agreement.

  (ii) Failure to Comply with Other Covenants and Loan Documents.  The Borrower
       ---------------------------------------------------------
shall default in the due performance or observance of any covenant, condition or provision set forth in this Agreement or any of the other Loan Documents which is not set forth elsewhere in this Section 8.1, and such default described in this item (ii) shall not be remedied for a period of 30 days after the earlier of (A) such default becoming known to any Authorized Officer or (B) notice of such default being delivered by the Bank to the Borrower.

8.1i             Misrepresentation.  Any representation or warranty made by the
                 -----------------
Borrower in any Loan Document to which it is a party is untrue in any material respect as of the date made, or any schedule, statement, report, notice, certificate or other writing furnished by the Borrower to the Bank is untrue in any material respect on the date as of which the facts set forth therein are stated or certified.

8.1j             Invalidity, Etc. of Loan Documents.  Any material provision of
                 ----------------------------------
this Agreement or any of the other Loan Documents shall at any time for any reason cease to be valid and binding on the Borrower shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Borrower, or the Borrower shall deny that it has any or further liability or obligation under any Loan Document to which it is a party.

8.1k             Material Adverse Change.  The occurrence of any Material
                 -----------------------
Adverse Change.

8.1l             Termination of Working Cash Sweep Agreement.  The termination
                 -------------------------------------------
upon thirty (30) days prior written notice by either the Bank or the Borrower of the Working Cash Sweep Agreement.

8.2             Remedies.
                --------

8.2a             Events of Default Under Sections 8.1c and 8.1d.  Upon the
                 ----------------------------------------------
occurrence of an Event of Default set forth in Sections 8.1c or 8.1d, the Revolving Credit Commitment shall automatically terminate and the Notes, interest accrued thereon and all other Obligations of the Borrower to the Bank shall become immediately due and payable, without the necessity of demand, presentation, protest, notice of dishonor or notice of default, all of which are hereby expressly waived by the Borrower. Thereafter, the Bank shall have no further obligation to make any additional Loans or other extensions of credit hereunder. In addition, during any 60-day period described in Section 8.1c(i), the Bank shall not have any obligation to make additional Loans hereunder.

8.2b             Remaining Events of Default.  Upon the occurrence and during
                 ---------------------------
the continuance of any Event of Default set forth in Sections 8.1a, 8.1b, 8.1e, 8.1f, 8.1g, 8.1h, 8.1i, 8.1j, 8.1k or 8.1l, the Bank shall have no further obligation to make any additional Loans hereunder and the Bank may, at its option, declare the Revolving Credit Commitment terminated and the Notes, interest accrued thereon and all other Obligations of the Borrower to the Bank to be due and payable, without the necessity of demand, presentation, protest, notice of dishonor or notice of default, all of which are hereby expressly waived by the Borrower. Thereafter, the Bank shall have no further obligation to make any additional Loans hereunder.

8.2c             Additional Remedies.  In addition to the remedies set forth
                 -------------------
above, upon the occurrence of any Event of Default, the Bank shall have all of the rights and remedies granted to it under this Agreement and the other Loan Documents and all other rights and remedies granted to creditors by law, in equity, or otherwise.

8.2d             Exercise of Remedies; Remedies Cumulative.  No delay on the
                 -----------------------------------------
part of the Bank or failure by the Bank to exercise any power, right or remedy under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any power, right or remedy or any abandonment or discontinuance of steps to enforce such right, power or remedy preclude other or further exercises thereof, or the exercise of any other power, right or remedy. The rights and remedies in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights or remedies (including, without limitation, the right of specific performance) which the Bank would otherwise have.


ARTICLE 9.  GENERAL PROVISIONS

9.1             Amendments and Waivers.  The Bank and the Borrower may from
                ----------------------
time to time enter into amendments, extensions, supplements and replacements to and of this Agreement and the other Loan Documents to which they are parties, and the Bank may from time to time waive compliance with a provision of any of such documents. No amendment, extension, supplement, replacement or waiver shall be effective unless it is in writing and is signed by the Bank and the Borrower. Each waiver shall be effective only for the specific instance and for the specific purpose for which it is given. All of the rights of the Bank set forth in this Agreement or in the other Loan documents shall apply to any amendment, extension, supplement and replacement to and of this Agreement and the other Loan Documents.

9.2             Taxes.  The Borrower shall pay any and all stamp, document,
                -----
transfer and recording taxes, filing fees and similar impositions payable or hereafter determined by the Bank to be payable in connection with this Agreement, the other Loan Documents and any other documents, instruments and transactions pursuant to or in connection with any of the Loan Documents. The Borrower agrees to save the Bank harmless from and against any and all present and future claims or liabilities with respect to, or resulting from, any delay in paying or failure to pay any such taxes or similar impositions. The obligations of the Borrower pursuant to this Section 9.2 shall survive the termination of this Agreement and the repayment of the Obligations.

9.3             Expenses.  The Borrower shall pay:
                --------

  (i) All reasonable costs and expenses of the Bank (including without limitation the reasonable fees and disbursements of the Bank's counsel, which may include the Bank's in-house counsel) in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents and any and all other documents and instruments prepared in connection herewith and therewith, including but not limited to all amendments, waivers, consents and other documents and instruments prepared or entered into from time to time, including after the Closing Date;

  (ii) All reasonable costs and expenses of the Bank (including without limitation the reasonable fees and disbursements of the Bank's counsel) in connection with (A) the enforcement of this Agreement and the other Loan Documents arising pursuant to a breach by any Loan Party of any of the terms, conditions, representations, warranties or covenants of any Loan Document to which he or it is a party, and (B) defending or prosecuting any actions, suits or proceedings relating to any of the Loan Documents;

  (iii) All reasonable costs and expenses of the Bank (including without limitation the reasonable fees and disbursements of the Bank's counsel, consultants and contractors) in connection with environmental investigation, testing or other due diligence (A) contemplated by this Agreement and the other Loan Documents, and (B) following the occurrence of an Event of Default; and

  (iv) All reasonable costs and expenses incurred by the Bank in connection with its periodic review and evaluation of the Collateral for the Loans.

All of such costs and expenses shall be payable by the Borrower to the Bank upon demand or as otherwise agreed upon by the Bank and the Borrower, and shall constitute Obligations under this Agreement. The Borrower's obligation to pay such costs and expenses shall survive the termination of this Agreement and the repayment of the Obligations.

9.4             Notices.
                -------

9.4a             Notice to the Borrower.  All notices required to be delivered
                 ----------------------
to the Borrower pursuant to this Agreement shall be in writing and shall be sent to the following address, by hand delivery, recognized national overnight courier service, telecopier or by the United States certified mail, return receipt requested:

  Universal Stainless & Alloy Products, Inc.
  600 Mayer Street
  Bridgeville, Pennsylvania 15107
  Attention: Richard M. Ubinger
  Telecopier: 412-257-7640


9.4b             Notice to the Bank.  All notices required to be delivered to
                 ------------------
the Bank pursuant to this Agreement shall be in writing and shall be sent to the following address, by hand delivery, recognized national overnight courier service, telecopier or by United States certified mail, return receipt requested:

  PNC Bank, National Association
  One PNC Plaza, 2nd Floor
  249 Fifth Avenue
  Pittsburgh, PA  15222
  Attention:  Mark W. Rutherford
              Energy, Metals and Mining Segment
              Telecopier:   412-762-6484


9.4c             Effectiveness of Notices.  All such notices shall be effective
                 ------------------------
three days after mailing, or on the date of telecopy transmission or when received, whichever is earlier. The Borrower and the Bank may each change the address for service of notice upon it by a notice in writing to the other party hereto.

9.5             Participations.
                --------------

9.5a             Sale of Participations.  The Bank may, in the ordinary course
                 ----------------------
of its commercial banking business and in accordance with applicable law, and without the consent of the Borrower, at any time sell to one or more Participants (which Participants may be Affiliates of the Bank) Participations in the Revolving Credit Commitment, the Loans, the Notes, the Letters of Credit and the other interest of the Bank hereunder provided that each such Participation shall be in an initial minimum amount of $1,000,000. In the event of any such sale of a Participation, the Bank's obligations under this Agreement to the Borrower shall remain unchanged, the Bank shall remain solely responsible for its performance under this Agreement, the Bank shall remain the holder of the Notes made payable to it for all purposes under this Agreement and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement and the other Loan Documents.

9.5b             Right of Setoff.  The Borrower agrees that if amounts
                 ---------------
outstanding under this Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have, to the extent permitted by applicable law, the right of setoff in respect of its Participation in amounts owing under this Agreement and the Notes to the same extent as if the amount of its Participation were owing directly to it as a lender under this Agreement or the Notes.

9.5c             Withholding of Income Taxes.  At least five Business Days prior
                 ---------------------------
to the first date on which interest or fees are payable hereunder for the account of any Participant, each Participant that is not incorporated under the laws of the United States or a state thereof agrees that it will deliver to the Borrower and the Bank two duly completed and executed copies of either (i) United States Internal Revenue Service Form W-9, 4224 or 1001 or other applicable form prescribed by the Internal Revenue Service, certifying in each case that such Participant is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States Federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty or (ii) United States Internal Revenue Service Form W-8, or another applicable form prescribed by the Internal Revenue Service, or a certificate of such Participant indicating in each case that no such exemption or reduced rate is allowable with respect to such payments. Each Participant which delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to the Borrower and the Bank two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably required by the Borrower or the Bank, either certifying that such Participant is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States Federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Bank shall be entitled to withhold United States Federal income taxes at the full withholding rate, unless the Participant establishes an exemption, or at the applicable reduced rate, as established pursuant to this provisions of this Section 9.5c.

9.6             Successors and Assigns.  This Agreement shall be binding
                ----------------------
upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Bank and their respective successors and assigns; provided, however, that the Borrower shall not assign
                        -----------------
its rights or duties hereunder or under any of the other Loan Documents without the prior written consent of the Bank.

9.7             Confidentiality.  The Bank shall keep confidential and not
                ---------------
disclose to any Person, other than its directors, officers, employees, Affiliates and agents, and to actual or potential Participants, all non-public information concerning the Borrower and the Borrower's Affiliates which comes into the Bank's possession during the term hereof. Notwithstanding the foregoing, the Bank may disclose information concerning the Borrower (i) in accordance with normal banking practices and the Bank's policies concerning disclosure of such information, (ii) pursuant to what the Bank believes to be the lawful requirements or request of any Governmental Authority regulating banks or banking, (iii) as required by any Governmental Rule, judicial process or subpoena and (iv) to its attorneys, accountants and auditors.

9.8             Severability.  Any provision of this Agreement which is
                ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining portions hereof in such jurisdiction or affecting the validity or enforceability of such or any other provision hereof in any other jurisdiction.

9.9             Interest Limitation.  Notwithstanding anything to the
                -------------------
contrary herein contained, the total liability of the Borrower for payment of interest pursuant hereto shall not exceed the maximum amount, if any, of such interest permitted by any applicable Governmental Rule to be contracted for, charged or received, and if any payment by the

Borrower to the Bank includes interest in excess of such a maximum amount, the Bank shall apply such excess to the reduction of the unpaid principal amount due pursuant hereto, or if none is due, such excess shall be refunded to the Borrower; provided that, to the extent permitted by applicable Governmental
          --------
Rules, in the event the interest is not collected, is applied to principal or is refunded pursuant to this sentence and interest thereafter payable pursuant hereto shall be less than such maximum amount, then such interest thereafter so payable shall be increased up to such maximum amount to the extent necessary to recover the amount of interest, if any, theretofore uncollected, applied top principal or refunded pursuant to this sentence. Any such application or refund shall not cure or waive any Default or Event of Default. In determining whether or not any interest payable under this Agreement exceeds the highest rate permitted by law, any non-principal payment (except payments specifically stated in this Agreement to be "interest") shall be deemed, to the extent permitted by applicable law, to be an expense, fee, premium or penalty rather than interest. To the extent permitted by applicable law, the Borrower hereby waives any provision of law which renders any provision hereof prohibited, unenforceable or not authorized in any respect.

9.10             Survival.  Except as otherwise provided in Sections 4.20,
                 --------
5.13, 9.2 and 9.3, all representations, warranties, covenants and agreements of the Borrower contained herein or in the other Loan Documents or made in writing in connection herewith shall survive the issuance of the Notes and shall continue in full force and effect so long as the Borrower may borrow hereunder and so long thereafter until all of the Obligations are paid in full.

9.11             GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS
                 -------------
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, EXCEPTING APPLICABLE FEDERAL LAW AND EXCEPT ONLY TO THE EXTENT PRECLUDED BY THE MANDATORY APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

9.12             FORUM.  THE PARTIES HERETO AGREE THAT ANY ACTION OR
                 -----
PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS TO WHICH THE BORROWER IS A PARTY MAY BE COMMENCED IN THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY, PENNSYLVANIA OR IN THE DISTRICT COURT OF THE UNITED STATES FOR THE WESTERN DISTRICT OF PENNSYLVANIA, AND THE PARTIES HERETO AGREE THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN EITHER OF SUCH COURTS SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED PERSONALLY OR BY CERTIFIED MAIL TO THE PARTIES AT THEIR ADDRESSES SET FORTH IN SECTION 9.4, OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. FURTHER, THE BORROWER HEREBY SPECIFICALLY CONSENTS TO THE PERSONAL JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY, PENNSYLVANIA AND THE

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

DISTRICT COURT OF THE UNITED STATES FOR THE WESTERN DISTRICT OF PENNSYLVANIA AND WAIVES AND HEREBY ACKNOWLEDGES THAT IT IS ESTOPPED FROM RAISING ANY OBJECTION BASED ON FORUM NON CONVENIENS, ANY CLAIM THAT EITHER SUCH COURT LACKS PROPER
         --------------------
VENUE OR ANY OBJECTION THAT EITHER SUCH COURT LACKS PERSONAL JURISDICTION OVER THE BORROWER SO AS TO PROHIBIT EITHER SUCH COURT FROM ADJUDICATING ANY ISSUES RAISED IN A COMPLAINT FILED WITH EITHER SUCH COURT AGAINST THE BORROWER BY THE BANK CONCERNING THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR PAYMENT TO THE BANK. THE BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT THE CHOICE OF FORUM CONTAINED IN THIS SECTION 9.12 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN ANY FORUM OR THE TAKING OF ANY ACTION UNDER THE LOAN DOCUMENTS TO ENFORCE THE SAME IN ANY APPROPRIATE JURISDICTION.

9.13             Non-Business Days.  Whenever any payment hereunder or
                 -----------------
under the Notes is due and payable on a day which is not a Business Day, such payment may be made on the next succeeding Business Day (except as specifically required by the terms of this Agreement), and such extension of time shall in each such case be included in computing interest in connection with such payment.

9.14             Integration.  This Agreement, together with the other Loan
                 -----------
Documents, constitutes the entire agreement between the parties hereto relating to this financing transaction and it supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to the transactions provided for herein.

9.15             Headings.  Article, Section and other headings used in this
                 --------
Agreement are intended for convenience only and shall not affect the meaning or construction of this Agreement.

9.16             Counterparts; Effectiveness.  This Agreement and any
                 ---------------------------
amendment hereto may be executed in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute but one and the same instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the other party against whom enforcement is sought. This Agreement shall become binding when the parties have delivered (which delivery may be by telecopier) at least one executed counterpart hereof or of the signature page hereto.

9.17             WAIVER OF JURY TRIAL.  IN ORDER TO EXPEDITE THE RESOLUTION
                 --------------------
OF ANY DISPUTES WHICH MAY ARISE UNDER THIS AGREEMENT OR UNDER ANY OTHER LOAN DOCUMENT TO WHICH THE BORROWER IS A PARTY, AND IN LIGHT OF THE COMPLEXITY OF THE

TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, THE PARTIES HERETO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT TO WHICH THEY MAY BOTH BE PARTIES, WHETHER ARISING OUT OF, UNDER, OR BY REASON OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY ASSIGNMENT OR OTHER TRANSACTION CONTEMPLATED HEREBY OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THEM OF ANY KIND OR NATURE. BOTH PARTIES ACKNOWLEDGE THAT THIS WAIVER OF JURY TRIAL HAS BEEN SPECIFICALLY NEGOTIATED AS A PART OF THIS AGREEMENT.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

  IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Second Amended and Restated Credit Agreement to be executed by their respective duly authorized officers as of the date first written above.

                              UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.


                              By      /s/ Richard M. Ubinger             (SEAL)
                                 ----------------------------------------
                              Name:  Richard M. Ubinger
                              Title: CFO/Treasurer


                              PNC BANK, NATIONAL ASSOCIATION


                              By     /s/ Mark W. Rutherford              (SEAL)
                                 ----------------------------------------
                              Name:  Mark W. Rutherford
                              Title: Vice President

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